CWABS Asset-Backed Certificates Trust 2007-9
Issuing Entity

Final Term Sheet

$1,171,200,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JUNE 7, 2007

Distributions payable monthly beginning June 25, 2007
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:
Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$443,360,000	100.00000%	0.10417%	99.89583%	M-4	$15,000,000	100.00000%	1.25000%	98.75000%
2-A-1	$225,981,000	100.00000%	0.10417%	99.89583%	M-5	$14,400,000	100.00000%	1.25000%	98.75000%
2-A-2	$67,358,000	100.00000%	0.10417%	99.89583%	M-6	$8,400,000	100.00000%	1.25000%	98.75000%
2-A-3	$171,750,000	100.00000%	0.10417%	99.89583%	M-7	$12,000,000	100.00000%	1.66667%	98.33333%
2-A-4	$69,551,000	100.00000%	0.10417%	99.89583%	M-8	$9,600,000	100.00000%	1.87500%	98.12500%
M-1	$60,000,000	100.00000%	0.10417%	99.89583%	M-9	$11,400,000	95.54109%	1.87500%	93.66609%
M-2	$45,000,000	100.00000%	0.83333%	99.16667%	A-R	$100	(3)	(3)	(3)
M-3	$17,400,000	100.00000%	0.83333%	99.16667%
_____________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $1,100,000 in the aggregate.
(3)
The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See “Method of Distribution” in this free writing prospectus.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-9, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus collectively as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of May 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about June 8, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) July 24, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed rate and adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed rate and adjustable rate mortgage loans, which may or may not have conforming balances.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of May 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $938,006,626.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$425,000,008
Weighted Average Mortgage Rate	8.526%
Range of Mortgage Rates	5.250% to 16.250%
Average Current Principal Balance	$181,391
Range of Current Principal Balances	$15,354 to $499,990
Weighted Average Original Loan-to-Value Ratio	77.20%
Weighted Average Original Term to Maturity	392 months
Weighted Average Credit Bureau Risk Score	591 points
Weighted Average Remaining Term to Stated Maturity	392 months
Weighted Average Gross Margin*	6.493%
Weighted Average Maximum Mortgage Rate*	15.489%
Weighted Average Minimum Mortgage Rate*	8.576%
Percentage Originated under Full Doc Program	64.58%
Geographic Concentrations in excess of 10%:
California	16.15%

Florida	12.27%
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* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$513,006,618
Weighted Average Mortgage Rate	8.643%
Range of Mortgage Rates	4.750% to 15.875%
Average Current Principal Balance	$207,108
Range of Current Principal Balances	$12,794 to $1,000,000
Weighted Average Original Loan-to-Value Ratio	76.76%
Weighted Average Original Term to Maturity	385 months
Weighted Average Credit Bureau Risk Score	605 points
Weighted Average Remaining Term to Stated Maturity	384 months
Weighted Average Gross Margin*	5.918%
Weighted Average Maximum Mortgage Rate*	15.611%
Weighted Average Minimum Mortgage Rate*	8.275%
Percentage Originated under Full Doc Program	64.17%
Geographic Concentrations in excess of 10%:
California	26.20%
Florida	11.40%
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* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$443,360,000	Senior/Adjustable Rate	February 25, 2036	Aaa	AAA
2-A-1	$225,981,000	Senior/Adjustable Rate	November 25, 2028	Aaa	AAA
2-A-2	$67,358,000	Senior/Adjustable Rate	June 25, 2030	Aaa	AAA
2-A-3	$171,750,000	Senior/Adjustable Rate	March 25, 2034	Aaa	AAA
2-A-4	$69,551,000	Senior/Adjustable Rate	February 25, 2036	Aaa	AAA
M-1	$60,000,000	Subordinate/Adjustable Rate	November 25, 2036	Aa1	AA+
M-2	$45,000,000	Subordinate/Adjustable Rate	June 25, 2037	Aa2	AA
M-3	$17,400,000	Subordinate/Adjustable Rate	July 25, 2037	Aa3	AA-
M-4	$15,000,000	Subordinate/Adjustable Rate	September 25, 2037	A1	A+
M-5	$14,400,000	Subordinate/Adjustable Rate	October 25, 2037	A2	A
M-6	$8,400,000	Subordinate/Adjustable Rate	October 25, 2037	A3	A-
M-7	$12,000,000	Subordinate/Adjustable Rate	October 25, 2037	Baa1	BBB+
M-8	$9,600,000	Subordinate/Adjustable Rate	November 25, 2037	Baa2	BBB
M-9	$11,400,000	Subordinate/Adjustable Rate	November 25, 2037	Baa3	BBB-
A-R	$100	Senior/REMIC Residual	June 25, 2007	Aaa	AAA
Non-Offered Certificates (3)
B	$11,400,000	Subordinate/Adjustable Rate	November 25, 2037	Ba1	BB+

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.200% (1)	LIBOR + 0.400% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.060% (1)	LIBOR + 0.120% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.130% (1)	LIBOR + 0.260% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.180% (1)	LIBOR + 0.360% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.250% (1)	LIBOR + 0.500% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.260% (1)	LIBOR + 0.390% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.270% (1)	LIBOR + 0.405% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.300% (1)	LIBOR + 0.450% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.400% (1)	LIBOR + 0.600% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.530% (1)	LIBOR + 0.795% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.750% (1)	LIBOR + 1.125% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 1.500% (1)	LIBOR + 2.250% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.900% (1)	LIBOR + 2.850% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 2.500% (1)	LIBOR + 3.750% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 2.500% (1)	LIBOR + 3.750% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:	Class M and Class B Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on June 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and, in the case of the subordinate certificates, from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount available for distribution to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in June 2017 and ending on the distribution date in May 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, a portion of the interest funds for loan group 1 and loan group 2 in an aggregate amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in May 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as principal as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the final maturity reserve deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class;

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the June 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 63.00% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i) to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•
in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

(1)	to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

(2)
to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of Class 2-A certificates in the order described below, until their certificate principal balances are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the order described below), until the certificate principal balance(s) thereof is/are reduced to zero;

•
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

•	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, in each case, first, to pay any interest carry forward amount for such class, and second, to pay any unpaid realized loss amount for such class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 31.43% and 28.75% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corporation as described in this free writing prospectus. The mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 13.33% and 12.21% of the mortgage loans in the statistical calculation pool in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by the mortgage insurance policy.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $17,400,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or the mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policy, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates in reverse order of their distribution priority, beginning with the Class B Certificates, until the certificate principal balances of the subordinate classes have been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.30% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more according to the OTS Method.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if (i) Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity and (ii) the stated principal balance of that mortgage loan, when taken together with the aggregate of the stated principal balances of all other mortgage loans in the same loan group that have been so modified since the closing date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial certificate principal balance of the related certificates. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policy

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire a mortgage insurance policy (the “Mortgage Insurance Policy”) from Mortgage Guaranty Insurance Corporation (the “Mortgage Insurer”). The policy is expected to cover approximately 31.43% and 28.75% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The Mortgage Insurance Policy will only cover losses pursuant to the formula described in the policy down to approximately 60% of the value of the related Mortgaged Property. The premium payable on the Mortgage Insurance Policy to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premium”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policy. Covered Mortgage Loans constitute approximately 13.33% and 12.21% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

Subject to certain limitations, the Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. The Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in the Mortgage Insurance Policy.

The Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of the Mortgage Insurer; provided, however, that the Mortgage Insurer has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to the Mortgage Insurer.

The Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to the Mortgage Insurer within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to the Mortgage Insurer on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to the Mortgage Insurer, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to the Mortgage Insurer by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, the Mortgage Insurer will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of the Mortgage Insurer, paying the claim amount reduced by the net sale proceeds as described in the Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of the Mortgage Insurer. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the Mortgage Insurance Policy is incomplete, the Mortgage Insurer is required to provide notification of all information and documentation required to perfect the claim within 20 days of the Mortgage Insurer’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to the Mortgage Insurer, provided that the Mortgage Insurer is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by the Mortgage Insurer, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, the Mortgage Insurer’s liability for coverage of the Mortgage Loan under the Mortgage Insurance Policy generally will terminate as of the date of such assumption unless the Mortgage Insurer approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of the Mortgage Insurer in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet the Mortgage Insurer’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, the Mortgage Insurer has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The Mortgage Insurance Policy permits the Mortgage Insurer to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish the Mortgage Insurer with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 will be, in the case of a fixed rate Mortgage Loan, 0.250% per annum, and in the case of an adjustable rate Mortgage Loan, 0.250% per annum before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.476% per annum before the respective initial Adjustment Dates (if applicable) and is 0.488% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal

Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests a reduction to the Mortgage Rate for the related Mortgage Loan, the Master Servicer is required to agree to that reduction if (i) Countrywide Home Loans, in its corporate capacity, agrees to purchase that Mortgage Loan from the issuing entity and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will be obligated to purchase that Mortgage Loan upon modification of the Mortgage Rate by the Master Servicer for a price equal to the Purchase Price. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the Master Servicer may agree to modifications of a Mortgage Loan, including reductions in the related Mortgage Rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent Mortgage Loans. Countrywide Home Loans is not obligated to purchase any such modified Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-9 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Subordinate Certificates:	Class M and Class B Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual
Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of

Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in June 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Funding Period Distribution Date” means each Distribution Date during the Funding Period and, if the Funding Period ends on or after the Distribution Date in a month, the immediately succeeding Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, plus (2) for each Funding Period Distribution Date, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less (3) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (4) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (5) the Mortgage Insurance Premium for the Covered Mortgage Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) all Seller Interest Shortfall Payments for that Distribution Date, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.439% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates, weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.200%	0.400%
Class 2-A-1	0.060%	0.120%
Class 2-A-2	0.130%	0.260%
Class 2-A-3	0.180%	0.360%
Class 2-A-4	0.250%	0.500%
Class M-1	0.260%	0.390%
Class M-2	0.270%	0.405%
Class M-3	0.300%	0.450%
Class M-4	0.400%	0.600%
Class M-5	0.530%	0.795%
Class M-6	0.750%	1.125%
Class M-7	1.500%	2.250%
Class M-8	1.900%	2.850%
Class M-9	2.500%	3.750%
Class B	2.500%	3.750%
__________

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under

“— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 63.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the portion of the original Pre-Funded Amount allocated to Loan Group 1.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 63.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the portion of the original Pre-Funded Amount allocated to Loan Group 2.

“Class A Principal Distribution Allocation Amount” for any Distribution Date means (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 63.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

June 2009 — May 2010	1.10% with respect to June 2009, plus an additional 1/12th of 1.30% for each month thereafter through May 2010
June 2010 — May 2011	2.40% with respect to June 2010, plus an additional 1/12th of 1.45% for each month thereafter through May 2011
June 2011 — May 2012	3.85% with respect to June 2011, plus an additional 1/12th of 1.20% for each month thereafter through May 2012
June 2012 — May 2013	5.05% with respect to June 2012, plus an additional 1/12th of 0.65% for each month thereafter through May 2013
June 2013 — May 2014	5.70% with respect to June 2013, plus an additional 1/12th of 0.10% for each month thereafter through May 2014
June 2014 and thereafter	5.80%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding interest-bearing certificates:

Class	Percentage

A	43.24%
M-1	59.26%
M-2	82.05%
M-3	96.39%
M-4	113.48%
M-5	136.75%
M-6	155.34%
M-7	192.77%
M-8	238.81%
M-9	333.33%
B	551.72%

For the purposes of the definition of “Delinquency Trigger Event”, the Class A Certificates will be treated as a single class of Certificates.

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in June 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	13.50%	27.00%
Class M-2	9.75%	19.50%
Class M-3	8.30%	16.60%
Class M-4	7.05%	14.10%
Class M-5	5.85%	11.70%
Class M-6	5.15%	10.30%
Class M-7	4.15%	8.30%
Class M-8	3.35%	6.70%
Class M-9	2.40%	4.80%
Class B	1.45%	2.90%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.45% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 2.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the interest-bearing certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group, minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans. For the purposes of determining the Sixty-Day Delinquency Rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 63.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policy), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent according to the OTS Method in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),
(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurer), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date in this free writing prospectus. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

The Carryover Reserve Fund and the Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or the Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or the Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

The Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Mortgage Insurance Premiums / Mortgage Insurer	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policy)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time

__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be, in the case of a fixed rate Mortgage Loan, 0.250% per annum, and in the case of an adjustable rate Mortgage Loan, 0.250% per annum before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.476% per annum before the respective initial Adjustment Dates (if applicable) and is 0.488% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)	The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.439% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and in the case of the Adjustable Rate Certificates, from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Final Maturity Reserve Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for such class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A) in an amount up to the Class A Principal Distribution Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A and Class 2-A Certificates, concurrently:

(i) to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero, and

(ii) to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the order described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(C) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the interest-bearing certificates by approximately $17,400,000, which is approximately 1.45% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the interest-bearing certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(C), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of interest-bearing certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for such class, and second in an amount equal to any Unpaid Realized Loss Amount for such class;

4.
to each class of interest-bearing certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with BNP Paribas (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border) and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The Swap Contract will supplement, form part of, and be subject to the ISDA Master Agreement.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.30% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (2) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (7) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward

Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

The Swap Counterparty will be an eligible counterparty for so long as its credit ratings are at least equal to the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold. However, if the credit ratings of the Swap Counterparty fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold and the Swap Counterparty chooses not to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty, the Swap Counterparty may be required to pledge cash or other collateral in the form of securities to the Swap Contract Administrator with an aggregate value determined in accordance with the Credit Support Annex. Any collateral posted under the Credit Support Annex would be available to the Swap Contract Administrator as security in the case that an “event of default” or “additional termination event” occurs under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or sole affected party, as applicable, and a Swap Termination Payment is payable from the Swap Counterparty. If the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, the Swap Counterparty may be obligated to pledge additional collateral. In such case, the Swap Counterparty would also be obligated to use commercially reasonable efforts to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty at no cost to either the Swap Contract Administrator or the issuing entity. The failure of the Swap Counterparty to make such efforts or to procure such a guarantee or replacement would entitle the Swap Contract Administrator to declare an early termination of the Swap Contract as more fully described below. If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms that are substantially the same as those of the original Swap Contract.

In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms substantially the same as those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
June 2007	1,182,600,000
July 2007	1,175,935,059
August 2007	1,169,270,119
September 2007	1,162,605,178
October 2007	1,155,940,237
November 2007	1,149,275,296
December 2007	1,136,584,242
January 2008	1,123,410,860
February 2008	1,108,949,758
March 2008	1,093,234,038
April 2008	1,076,300,692
May 2008	1,058,198,084
June 2008	1,030,228,391
July 2008	1,009,746,409
August 2008	990,216,704
September 2008	970,290,235
October 2008	949,995,423
November 2008	929,362,170
December 2008	896,467,282
January 2009	875,161,585
February 2009	854,465,378
March 2009	835,480,175
April 2009	816,866,619
May 2009	798,661,713
June 2009	768,332,522
July 2009	749,660,432
August 2009	731,695,314

Month of Distribution Date	Swap Contract Notional Balance ($)
September 2009	715,759,379
October 2009	700,196,341
November 2009	684,997,675
December 2009	281,780,868
January 2010	278,263,931
February 2010	275,372,017
March 2010	272,646,463
April 2010	269,438,242
May 2010	266,135,156
June 2010	262,488,034
July 2010	259,049,066
August 2010	255,736,145
September 2010	252,650,610
October 2010	249,898,865
November 2010	247,128,288
December 2010	244,549,595
January 2011	241,830,195
February 2011	239,517,310
March 2011	237,292,426
April 2011	234,717,100
May 2011	232,179,152
June 2011	229,663,323
July 2011	227,249,052
August 2011	224,851,468
September 2011	222,556,404
October 2011	220,452,597
November 2011	218,295,193
December 2011	216,297,500
January 2012	214,206,452
February 2012	212,441,344
March 2012	210,751,276
April 2012	208,819,286
May 2012	206,799,660
June 2012	204,022,221
July 2012	201,422,500
August 2012	198,992,515
September 2012	196,796,541
October 2012	194,897,613
November 2012	192,787,550
December 2012	190,871,792
January 2013	188,944,184
February 2013	187,305,639
March 2013	185,721,043
April 2013	183,892,121
May 2013	182,088,031
June 2013	180,279,182
July 2013	178,523,230
August 2013	176,762,404
September 2013	175,052,665
October 2013	173,461,853
November 2013	171,810,810
December 2013	170,258,983
January 2014	168,618,389
February 2014	167,210,061
March 2014	165,846,048
April 2014	164,275,256
May 2014	162,724,032
June 2014	161,167,451
July 2014	159,654,343
August 2014	158,135,951
September 2014	156,659,864
October 2014	155,283,379
November 2014	153,854,809
December 2014	152,509,318
January 2015	151,087,566
February 2015	149,862,043
March 2015	148,673,351
April 2015	147,307,796

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received, including a failure of the Swap Counterparty, if its credit ratings no longer satisfy both the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold, to use commercially reasonable efforts to procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

3. if the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold for 10 or more business days or the Moody’s Required Ratings Threshold for 30 or more business days, a failure to post any collateral required under the Credit Support Annex and certain other events involving the termination or repudiation of the Credit Support Annex prior to the termination of the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. the occurrence or existence of (i) a default of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty has posted collateral under the Credit Support Annex because its credit ratings are below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral as required under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received, and

3. certain insolvency or bankruptcy events of the Swap Contract Administrator or the issuing entity.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Approved Ratings Threshold or the Moody’s

Approved Ratings Threshold (but such credit ratings are at least equal to the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, as applicable) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Required Ratings Threshold for 60 or more calendar days and the Swap Counterparty has failed to either procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

4. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the Moody’s Required Ratings Threshold for 30 or more business days and at least one eligible replacement counterparty has made an offer to be a replacement counterparty, and

5. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

The “S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “A+”. The “S&P Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-2” or, if a short-term unsecured and unsubordinated debt rating from S&P in not available, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

The “Moody’s Approved Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”. The “Moody’s Required Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the interest-bearing certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “— Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in June 2017 up to and including the Distribution Date in May 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in June 2017 up to and including the Distribution Date in May 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
June 2017	59,110,429
July 2017	58,291,028
August 2017	57,482,780
September 2017	56,685,535
October 2017	55,899,144
November 2017	55,123,459
December 2017	54,358,337
January 2018	53,603,634
February 2018	52,859,209
March 2018	52,124,924
April 2018	51,400,641
May 2018	50,686,225
June 2018	49,981,542
July 2018	49,286,461
August 2018	48,600,852
September 2018	47,924,587
October 2018	47,257,540
November 2018	46,599,585
December 2018	45,950,599
January 2019	45,310,462
February 2019	44,679,054
March 2019	44,056,256
April 2019	43,441,952
May 2019	42,836,028
June 2019	42,238,369
July 2019	41,648,863
August 2019	41,067,401
September 2019	40,493,874
October 2019	39,928,174
November 2019	39,370,195
December 2019	38,819,833
January 2020	38,276,984
February 2020	37,741,548

Month of Distribution Date	40-Year Target ($)
March 2020	37,213,423
April 2020	36,692,510
May 2020	36,178,712
June 2020	35,671,933
July 2020	35,172,078
August 2020	34,679,052
September 2020	34,192,763
October 2020	33,713,121
November 2020	33,240,035
December 2020	32,773,416
January 2021	32,313,176
February 2021	31,859,230
March 2021	31,411,491
April 2021	30,969,877
May 2021	30,534,304
June 2021	30,104,689
July 2021	29,680,953
August 2021	29,263,016
September 2021	28,850,798
October 2021	28,444,224
November 2021	28,043,215
December 2021	27,647,697
January 2022	27,257,595
February 2022	26,872,837
March 2022	26,493,348
April 2022	26,119,059
May 2022	25,749,898
June 2022	25,385,796
July 2022	25,026,685
August 2022	24,672,496
September 2022	24,323,164
October 2022	23,978,621
November 2022	23,638,804
December 2022	23,303,647
January 2023	22,973,089
February 2023	22,647,066
March 2023	22,325,517
April 2023	22,008,381
May 2023	21,695,599
June 2023	21,387,111
July 2023	21,082,859
August 2023	20,782,786
September 2023	20,486,835
October 2023	20,194,950
November 2023	19,907,075
December 2023	19,623,157
January 2024	19,343,142
February 2024	19,066,976
March 2024	18,794,608
April 2024	18,525,985
May 2024	18,261,058
June 2024	17,999,775
July 2024	17,742,088
August 2024	17,487,948
September 2024	17,237,305
October 2024	16,990,114
November 2024	16,746,326
December 2024	16,505,897
January 2025	16,268,779
February 2025	16,034,929
March 2025	15,804,301
April 2025	15,576,852
May 2025	15,352,539
June 2025	15,131,319
July 2025	14,913,151
August 2025	14,697,991
September 2025	14,485,801
October 2025	14,276,539
November 2025	14,070,166
December 2025	13,866,642
January 2026	13,665,928
February 2026	13,467,987
March 2026	13,272,780
April 2026	13,080,271
May 2026	12,890,422
June 2026	12,703,198
July 2026	12,518,563
August 2026	12,336,482
September 2026	12,156,919
October 2026	11,979,841
November 2026	11,805,214
December 2026	11,633,005
January 2027	11,463,179
February 2027	11,295,706
March 2027	11,130,553
April 2027	10,967,689
May 2027	10,807,082
June 2027	10,648,701
July 2027	10,492,517
August 2027	10,338,498
September 2027	10,186,617
October 2027	10,036,844
November 2027	9,889,149
December 2027	9,743,505
January 2028	9,599,884
February 2028	9,458,259
March 2028	9,318,601
April 2028	9,180,884
May 2028	9,045,082
June 2028	8,911,169
July 2028	8,779,118
August 2028	8,648,905
September 2028	8,520,504
October 2028	8,393,891
November 2028	8,269,042
December 2028	8,145,931
January 2029	8,024,536
February 2029	7,904,833
March 2029	7,786,799
April 2029	7,670,412
May 2029	7,555,648
June 2029	7,442,486
July 2029	7,330,903
August 2029	7,220,879
September 2029	7,112,391
October 2029	7,005,420
November 2029	6,899,943
December 2029	6,795,942
January 2030	6,693,395
February 2030	6,592,283
March 2030	6,492,586
April 2030	6,394,285
May 2030	6,297,360
June 2030	6,201,794
July 2030	6,107,566
August 2030	6,014,660
September 2030	5,923,057
October 2030	5,832,739
November 2030	5,743,689
December 2030	5,655,888
January 2031	5,569,321
February 2031	5,483,970
March 2031	5,399,819
April 2031	5,316,851
May 2031	5,235,050
June 2031	5,154,400
July 2031	5,074,885
August 2031	4,996,490
September 2031	4,919,200
October 2031	4,842,998
November 2031	4,767,871
December 2031	4,693,804
January 2032	4,620,782
February 2032	4,548,790
March 2032	4,477,815
April 2032	4,407,843
May 2032	4,338,859
June 2032	4,270,851
July 2032	4,203,805
August 2032	4,137,708
September 2032	4,072,547
October 2032	4,008,309
November 2032	3,944,981
December 2032	3,882,550
January 2033	3,821,005
February 2033	3,760,334
March 2033	3,700,524
April 2033	3,641,563
May 2033	3,583,440
June 2033	3,526,143
July 2033	3,469,662
August 2033	3,413,984
September 2033	3,359,098
October 2033	3,304,995
November 2033	3,251,662
December 2033	3,199,090
January 2034	3,147,268
February 2034	3,096,186
March 2034	3,045,833
April 2034	2,996,200
May 2034	2,947,276
June 2034	2,899,052
July 2034	2,851,518
August 2034	2,804,664
September 2034	2,758,482
October 2034	2,712,962
November 2034	2,668,095
December 2034	2,623,871
January 2035	2,580,283
February 2035	2,537,321
March 2035	2,494,976
April 2035	2,453,241
May 2035	2,412,106
June 2035	2,371,564
July 2035	2,331,606
August 2035	2,292,224
September 2035	2,253,410
October 2035	2,215,156
November 2035	2,177,456
December 2035	2,140,300
January 2036	2,103,681
February 2036	2,067,593
March 2036	2,032,027
April 2036	1,996,977
May 2036	1,962,435
June 2036	1,928,394
July 2036	1,894,848
August 2036	1,861,789
September 2036	1,829,211
October 2036	1,797,107
November 2036	1,765,470
December 2036	1,734,295
January 2037	1,703,574
February 2037	1,673,302

Month of Distribution Date	40-Year Target ($)
March 2037	1,643,472
April 2037	1,614,078
May 2037	1,585,113

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in June 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the interest-bearing certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $31,979,320.

On each Distribution Date beginning on the Distribution Date in June 2027 up to and including the Distribution Date in May 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in May 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the interest-bearing certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied sequentially to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	19	4,527,093	1.07	238,268	7.606	359.91	565	80.6
2/28 6-month LIBOR	703	115,698,424	27.22	164,578	9.048	359.73	586	79.8
2/38 6-month LIBOR	408	89,410,950	21.04	219,144	8.435	479.95	578	77.2
2/28 6-month LIBOR - 24-month Interest Only	1	121,950	0.03	121,950	9.955	353.00	602	90.0
2/28 6-month LIBOR - 60-month Interest Only	162	40,817,727	9.60	251,961	7.952	359.87	625	81.2
2/28 6-month LIBOR - 40/30-Year Balloon	31	6,788,046	1.60	218,969	8.252	359.30	574	76.5
2/28 6-month LIBOR - 50/30-Year Balloon	6	1,309,715	0.31	218,286	7.866	358.51	582	88.1
3/27 6-month LIBOR	34	5,026,125	1.18	147,827	8.900	356.66	590	81.3
3/37 6-month LIBOR	15	3,344,550	0.79	222,970	7.940	480.00	598	80.0
3/27 6-month LIBOR - 60-month Interest Only	7	1,601,250	0.38	228,750	7.319	359.43	620	77.5
3/27 6-month LIBOR - 40/30-Year Balloon	7	1,315,118	0.31	187,874	8.599	358.90	563	80.9
3/27 6-month LIBOR - 50/30-Year Balloon	8	1,660,604	0.39	207,575	7.672	358.78	590	82.1
5/25 6-month LIBOR	12	2,579,875	0.61	214,990	7.956	360.00	610	70.7
5/35 6-month LIBOR	7	1,427,450	0.34	203,921	7.722	480.00	611	81.3
5/25 6-month LIBOR - 120-month Interest Only	9	2,052,525	0.48	228,058	7.658	359.92	637	71.5
5/25 6-month LIBOR - 40/30-Year Balloon	1	284,319	0.07	284,319	8.000	359.00	594	72.0
10-Year Fixed	1	50,000	0.01	50,000	9.250	120.00	579	58.5
15-Year Fixed	34	3,531,313	0.83	103,862	8.565	178.78	613	73.2
15-Year Fixed - Credit Comeback	1	88,800	0.02	88,800	9.250	180.00	615	80.0
20-Year Fixed	12	1,631,593	0.38	135,966	7.902	239.82	602	71.3
25-Year Fixed	4	477,100	0.11	119,275	8.990	300.00	570	80.5
30-Year Fixed	622	96,217,882	22.64	154,691	8.566	359.77	591	74.0
30-Year Fixed - Credit Comeback	27	3,479,892	0.82	128,885	9.321	359.58	587	77.6
40-Year Fixed	143	27,610,931	6.50	193,083	8.009	479.65	593	73.3
40-Year Fixed - Credit Comeback	3	430,500	0.10	143,500	9.166	480.00	599	69.1
30-Year Fixed - 60-month Interest Only	24	5,701,600	1.34	237,567	7.549	359.86	615	73.1
30/15-Year Fixed Balloon	1	68,250	0.02	68,250	9.990	180.00	551	75.0
40/30-Year Fixed Balloon	34	6,605,825	1.55	194,289	8.441	359.41	579	70.3
50/30-Year Fixed Balloon	7	1,140,601	0.27	162,943	8.146	358.80	615	80.7
Total	2,343	425,000,008	100.00

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,000	183,782,770	43.24	183,783	8.665	359.64	595	79.9
ARM 480	430	94,182,950	22.16	219,030	8.406	479.95	579	77.3
Fixed 120	1	50,000	0.01	50,000	9.250	120.00	579	58.5
Fixed 180	36	3,688,363	0.87	102,455	8.608	178.83	612	73.4
Fixed 240	12	1,631,593	0.38	135,966	7.902	239.82	602	71.3
Fixed 300	4	477,100	0.11	119,275	8.990	300.00	570	80.5
Fixed 360	714	113,145,800	26.62	158,468	8.527	359.74	592	73.9
Fixed 480	146	28,041,431	6.60	192,065	8.027	479.65	593	73.2
Total	2,343	425,000,008	100.00

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	3	56,802	0.01	18,934	12.915	141.41	575	63.1
25,000.01 - 50,000.00	15	727,315	0.17	48,488	9.974	322.84	578	68.9
50,000.01 - 75,000.00	170	10,758,245	2.53	63,284	10.241	362.64	588	78.0
75,000.01 - 100,000.00	272	23,995,344	5.65	88,218	9.452	368.01	585	77.7
100,000.01 - 150,000.00	619	77,560,532	18.25	125,300	8.889	378.97	588	77.8
150,000.01 - 200,000.00	444	77,094,147	18.14	173,635	8.604	389.61	590	77.8
200,000.01 - 250,000.00	283	63,154,657	14.86	223,161	8.344	400.44	589	76.6
250,000.01 - 300,000.00	232	63,519,623	14.95	273,791	8.137	401.35	596	76.8
300,000.01 - 350,000.00	164	53,207,743	12.52	324,437	8.219	404.73	585	76.4
350,000.01 - 400,000.00	102	38,324,683	9.02	375,732	8.084	393.70	597	77.6
400,000.01 - 450,000.00	31	12,802,177	3.01	412,973	8.006	409.78	609	77.6
450,000.01 - 500,000.00	8	3,798,740	0.89	474,843	8.490	419.74	604	73.2
Total	2,343	425,000,008	100.00

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	38	4,486,886	1.06	118,076	9.408	365.33	593	84.1
Alaska	14	2,472,749	0.58	176,625	9.444	396.69	556	79.9
Arizona	77	14,319,037	3.37	185,962	8.457	397.51	590	78.5
Arkansas	11	1,167,450	0.27	106,132	9.471	338.77	606	84.7
California	252	68,624,629	16.15	272,320	7.785	416.17	596	71.4
Colorado	24	4,635,547	1.09	193,148	8.665	367.27	598	78.6
Connecticut	40	8,891,503	2.09	222,288	8.386	404.44	603	79.5
Delaware	2	411,000	0.10	205,500	9.478	360.00	550	82.1
District of Columbia	7	1,756,800	0.41	250,971	7.523	438.48	582	69.0
Florida	297	52,127,792	12.27	175,514	8.559	398.03	585	76.0
Georgia	108	16,022,127	3.77	148,353	9.111	371.89	601	84.2
Hawaii	14	3,922,240	0.92	280,160	8.006	413.12	599	69.6
Idaho	14	2,174,550	0.51	155,325	8.468	370.51	613	81.7
Illinois	111	20,223,872	4.76	182,197	8.961	378.57	593	80.1
Indiana	24	2,675,139	0.63	111,464	9.167	367.17	611	85.3
Iowa	15	1,642,515	0.39	109,501	9.350	379.63	607	89.4
Kansas	12	1,581,360	0.37	131,780	9.451	388.68	596	74.4
Kentucky	16	1,947,845	0.46	121,740	9.391	368.27	593	86.7
Louisiana	24	2,978,297	0.70	124,096	9.290	366.21	592	83.2
Maine	14	2,006,068	0.47	143,291	7.671	356.86	591	77.4
Maryland	89	18,823,049	4.43	211,495	8.445	393.22	586	75.3
Massachusetts	49	12,595,943	2.96	257,060	8.096	376.10	588	74.8
Michigan	55	6,219,864	1.46	113,088	9.512	376.29	591	82.3
Minnesota	25	4,096,321	0.96	163,853	8.557	373.28	601	78.7
Mississippi	19	2,866,770	0.67	150,883	8.862	357.43	579	85.1
Missouri	46	5,253,226	1.24	114,201	9.820	373.89	580	82.3
Montana	9	1,658,722	0.39	184,302	8.288	405.88	605	79.6
Nevada	29	5,978,847	1.41	206,167	8.026	392.58	597	81.6
New Hampshire	8	1,369,396	0.32	171,174	7.913	410.81	580	80.3
New Jersey	91	21,429,482	5.04	235,489	8.453	395.92	580	74.9
New Mexico	27	4,269,613	1.00	158,134	9.140	384.08	589	77.5
New York	91	24,943,272	5.87	274,102	8.073	404.19	583	70.7
North Carolina	68	9,294,035	2.19	136,677	9.646	380.73	586	82.6
North Dakota	2	127,000	0.03	63,500	9.084	360.00	607	77.0
Ohio	27	3,086,623	0.73	114,319	9.777	375.94	593	82.6
Oklahoma	17	1,623,185	0.38	95,481	9.761	385.11	593	86.2
Oregon	45	8,928,820	2.10	198,418	8.259	411.28	596	77.9
Pennsylvania	57	7,701,312	1.81	135,111	9.102	378.36	587	79.9
Rhode Island	5	1,053,700	0.25	210,740	8.113	415.76	585	76.1
South Carolina	33	5,184,094	1.22	157,094	9.085	367.46	586	80.7
South Dakota	2	218,869	0.05	109,435	9.949	358.51	553	88.7
Tennessee	33	4,579,935	1.08	138,786	8.995	390.62	591	84.6
Texas	196	21,858,002	5.14	111,520	9.000	351.99	591	77.8
Utah	31	5,790,458	1.36	186,789	8.261	398.10	599	82.6
Vermont	10	1,503,609	0.35	150,361	8.661	366.62	602	75.6
Virginia	70	12,581,114	2.96	179,730	8.259	399.36	591	79.6
Washington	56	12,932,358	3.04	230,935	8.158	406.78	596	81.6
West Virginia	10	1,040,415	0.24	104,042	9.377	370.61	582	76.0
Wisconsin	23	2,764,564	0.65	120,198	9.838	375.82	575	81.8
Wyoming	6	1,160,004	0.27	193,334	8.913	363.47	559	87.1
Total	2,343	425,000,008	100.00

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	106	15,228,060	3.58	143,661	7.828	392.04	583	42.9
50.01 - 55.00	59	11,494,176	2.70	194,817	7.596	390.52	598	52.7
55.01 - 60.00	87	17,769,796	4.18	204,251	7.860	395.40	581	57.9
60.01 - 65.00	158	30,420,834	7.16	192,537	7.973	397.30	584	63.3
65.01 - 70.00	214	42,023,386	9.89	196,371	8.148	386.98	585	68.7
70.01 - 75.00	300	58,683,682	13.81	195,612	8.454	396.43	577	74.0
75.01 - 80.00	474	79,392,670	18.68	167,495	8.554	393.17	585	79.2
80.01 - 85.00	303	60,241,651	14.17	198,817	8.717	395.39	591	84.4
85.01 - 90.00	450	80,503,190	18.94	178,896	8.954	390.62	604	89.6
90.01 - 95.00	169	26,299,855	6.19	155,620	9.253	376.85	616	94.5
95.01 - 100.00	23	2,942,708	0.69	127,944	9.400	395.14	641	99.8
Total	2,343	425,000,008	100.00

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	106	15,228,060	3.58	143,661	7.828	392.04	583	42.9
50.01 - 55.00	59	11,494,176	2.70	194,817	7.596	390.52	598	52.7
55.01 - 60.00	83	16,999,096	4.00	204,808	7.889	395.86	578	57.9
60.01 - 65.00	156	30,189,212	7.10	193,521	7.967	397.59	585	63.3
65.01 - 70.00	214	42,023,386	9.89	196,371	8.148	386.98	585	68.7
70.01 - 75.00	299	58,464,632	13.76	195,534	8.457	396.58	577	74.0
75.01 - 80.00	466	77,908,346	18.33	167,185	8.572	393.35	584	79.2
80.01 - 85.00	305	60,508,101	14.24	198,387	8.712	395.56	591	84.3
85.01 - 90.00	451	80,788,077	19.01	179,131	8.959	390.72	604	89.5
90.01 - 95.00	172	27,062,277	6.37	157,339	9.202	376.37	616	93.7
95.01 - 100.00	32	4,334,645	1.02	135,458	8.681	387.97	641	93.1
Total	2,343	425,000,008	100.00

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	8	2,284,685	0.54	285,586	5.435	397.77	635	77.5
5.501 - 6.000	16	3,491,250	0.82	218,203	5.908	403.66	609	69.7
6.001 - 6.500	51	13,380,116	3.15	262,355	6.397	400.08	618	70.3
6.501 - 7.000	160	35,973,310	8.46	224,833	6.836	391.61	611	70.8
7.001 - 7.500	220	49,600,087	11.67	225,455	7.354	404.79	597	72.5
7.501 - 8.000	346	70,805,739	16.66	204,641	7.810	392.30	596	75.3
8.001 - 8.500	312	56,089,841	13.20	179,775	8.322	392.43	594	76.2
8.501 - 9.000	344	61,074,053	14.37	177,541	8.807	394.67	582	78.2
9.001 - 9.500	216	37,577,570	8.84	173,970	9.298	384.58	585	82.2
9.501 - 10.000	233	37,956,502	8.93	162,903	9.797	388.36	576	80.9
10.001 - 10.500	144	22,035,906	5.18	153,027	10.301	384.66	585	84.3
10.501 - 11.000	140	18,442,959	4.34	131,735	10.776	381.49	574	82.9
11.001 - 11.500	76	8,187,242	1.93	107,727	11.245	389.33	559	82.7
11.501 - 12.000	45	4,833,942	1.14	107,421	11.738	377.59	570	87.4
12.001 - 12.500	20	2,502,730	0.59	125,137	12.234	374.26	546	82.4
12.501 - 13.000	7	485,170	0.11	69,310	12.691	357.50	606	91.4
13.001 - 13.500	1	70,775	0.02	70,775	13.350	360.00	590	95.0
13.501 - 14.000	2	135,950	0.03	67,975	13.577	360.00	571	85.0
Greater than 14.000	2	72,181	0.02	36,091	15.488	298.59	627	92.9
Total	2,343	425,000,008	100.00

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,936	339,393,873	79.86	175,307	8.536	392.57	589	77.4
Planned Unit Development	243	48,035,797	11.30	197,678	8.530	387.34	595	78.5
Two Family Home	60	16,903,075	3.98	281,718	8.453	393.95	590	73.8
Low-Rise Condominium	85	15,950,163	3.75	187,649	8.331	393.99	602	76.0
Three Family Home	12	3,048,700	0.72	254,058	8.423	397.14	607	66.5
Four Family Home	5	1,234,899	0.29	246,980	9.275	405.02	624	64.2
High-Rise Condominium	2	433,500	0.10	216,750	8.526	360.00	637	70.7
Total	2,343	425,000,008	100.00

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,818	351,313,054	82.66	193,242	8.427	391.97	588	75.8
Refinance - Rate/Term	217	38,970,694	9.17	179,588	8.174	399.40	601	80.8
Purchase	308	34,716,260	8.17	112,715	9.917	385.44	604	87.1
Total	2,343	425,000,008	100.00

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	2,228	406,725,860	95.70	182,552	8.505	392.24	589	77.2
Investment Property	94	14,577,041	3.43	155,075	8.892	394.40	623	76.9
Second Home	21	3,697,107	0.87	176,053	9.310	370.27	610	76.9
Total	2,343	425,000,008	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	3	91,448	0.02	30,483	10.897	106.27	588	58.6
121 - 180	34	3,646,915	0.86	107,262	8.559	179.85	612	73.6
181 - 300	17	2,124,047	0.50	124,944	8.183	253.63	594	73.4
301 - 360	1,713	296,913,216	69.86	173,329	8.612	359.68	594	77.6
Greater than 360	576	122,224,381	28.76	212,195	8.319	479.88	582	76.4
Total	2,343	425,000,008	100.00

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,596	274,475,013	64.58	171,977	8.285	392.03	587	79.6
Stated Income	747	150,524,994	35.42	201,506	8.965	392.28	597	72.8
Total	2,343	425,000,008	100.00

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
761 - 780	1	100,800	0.02	100,800	10.850	360.00	777	90.0
741 - 760	2	411,500	0.10	205,750	9.222	442.82	748	81.5
721 - 740	1	85,500	0.02	85,500	10.150	360.00	737	89.1
701 - 720	19	3,914,550	0.92	206,029	7.926	374.70	708	71.3
681 - 700	40	7,200,870	1.69	180,022	7.288	382.79	689	78.1
661 - 680	83	14,270,628	3.36	171,935	8.106	367.98	669	78.5
641 - 660	175	34,542,378	8.13	197,385	8.051	381.41	649	81.5
621 - 640	271	52,203,242	12.28	192,632	8.297	384.85	629	78.6
601 - 620	353	64,788,126	15.24	183,536	8.349	389.78	610	79.1
581 - 600	378	69,525,672	16.36	183,930	8.564	392.39	591	78.5
561 - 580	351	62,651,194	14.74	178,493	8.519	400.13	570	76.4
541 - 560	304	51,655,744	12.15	169,920	8.806	397.31	551	75.5
521 - 540	224	39,340,641	9.26	175,628	9.098	403.49	531	75.0
501 - 520	136	23,156,127	5.45	170,266	9.209	397.24	511	68.7
500 or Less	5	1,153,036	0.27	230,607	9.630	402.50	500	61.6
Total	2,343	425,000,008	100.00
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1,811	319,760,260	75.24	176,566	8.539	390.12	597	78.7
A-	185	39,890,025	9.39	215,622	8.468	391.51	577	75.6
B	215	42,088,406	9.90	195,760	8.413	406.02	571	72.4
C	109	19,464,046	4.58	178,569	8.677	395.06	562	67.8
C-	13	2,349,115	0.55	180,701	8.289	391.46	573	65.6
D	10	1,448,156	0.34	144,816	8.696	408.99	551	59.9
Total	2,343	425,000,008	100.00

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	903	150,816,366	35.49	167,017	8.827	383.45	590	77.7
12	124	32,059,035	7.54	258,541	8.202	399.38	591	73.0
13	1	167,764	0.04	167,764	7.788	358.00	590	80.0
24	969	183,989,450	43.29	189,876	8.437	401.47	590	78.9
36	346	57,967,393	13.64	167,536	8.206	381.07	594	72.8
Total	2,343	425,000,008	100.00

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	6	22	4,704,236	1.69	213,829	7.658	358.98	565	81.1
7 - 12	10	6	1,028,161	0.37	171,360	7.791	346.48	552	81.2
13 - 18	15	9	1,240,756	0.45	137,862	9.446	367.47	579	82.9
19 - 24	24	1,297	252,360,743	90.79	194,573	8.629	402.31	589	79.0
25 - 31	29	1	246,979	0.09	246,979	8.750	353.00	536	80.0
32 - 37	35	66	12,040,677	4.33	182,434	8.237	392.74	594	80.7
38 or Greater	60	29	6,344,169	2.28	218,764	7.809	386.93	618	73.4
Total		1,430	277,965,720	100.00

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	5	1,010,350	0.36	202,070	7.498	393.67	595	84.5
3.001 - 4.000	10	1,654,298	0.60	165,430	8.945	386.55	572	87.4
4.001 - 5.000	39	7,441,639	2.68	190,811	8.369	376.45	584	75.6
5.001 - 6.000	155	31,300,650	11.26	201,940	8.284	392.49	585	76.7
6.001 - 7.000	1,084	208,714,954	75.09	192,541	8.640	404.27	590	79.3
7.001 - 8.000	119	24,529,914	8.82	206,134	8.496	387.86	595	79.4
8.001 - 9.000	17	3,253,141	1.17	191,361	8.569	387.61	590	82.9
9.001 - 10.000	1	60,775	0.02	60,775	11.200	360.00	592	85.0
Total	1,430	277,965,720	100.00
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.493%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
12.001 - 12.500	8	2,284,685	0.82	285,586	5.435	397.77	635	77.5
12.501 - 13.000	25	5,687,035	2.05	227,481	6.322	386.32	606	70.5
13.001 - 13.500	45	11,875,163	4.27	263,893	6.668	392.15	609	75.7
13.501 - 14.000	105	23,067,285	8.30	219,688	7.081	394.77	595	74.8
14.001 - 14.500	134	30,303,992	10.90	226,149	7.475	419.02	592	75.7
14.501 - 15.000	195	43,688,961	15.72	224,046	7.926	406.02	594	77.6
15.001 - 15.500	184	36,057,659	12.97	195,966	8.369	400.00	591	76.6
15.501 - 16.000	192	36,920,091	13.28	192,292	8.830	405.25	581	79.3
16.001 - 16.500	129	24,823,555	8.93	192,431	9.303	391.75	586	84.5
16.501 - 17.000	127	23,184,613	8.34	182,556	9.802	397.86	582	81.8
17.001 - 17.500	97	15,647,503	5.63	161,314	10.310	391.62	593	85.2
17.501 - 18.000	90	13,024,973	4.69	144,722	10.767	391.26	583	83.8
18.001 - 18.500	45	5,072,783	1.82	112,729	11.242	401.54	568	83.4
18.501 - 19.000	31	3,699,069	1.33	119,325	11.736	383.25	575	88.0
19.001 - 19.500	17	2,254,300	0.81	132,606	12.242	375.84	547	82.9
Greater than 19.500	6	374,054	0.13	62,342	13.093	356.76	586	87.6
Total	1,430	277,965,720	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.489%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	20	4,309,843	1.55	215,492	7.754	363.29	561	81.2
1.500	1,208	232,536,831	83.66	192,497	8.672	404.90	590	79.5
2.950	1	99,533	0.04	99,533	9.425	476.00	570	95.0
3.000	201	41,019,512	14.76	204,077	8.125	378.65	592	75.8
Total	1,430	277,965,720	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.714%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	189	38,463,840	13.84	203,512	8.103	376.56	585	76.1
1.500	1,240	239,386,949	86.12	193,054	8.653	404.26	590	79.5
2.000	1	114,931	0.04	114,931	8.550	359.00	624	50.9
Total	1,430	277,965,720	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.431%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 6.000	22	5,349,260	1.92	243,148	5.702	404.62	616	72.4
6.001 - 7.000	119	28,021,355	10.08	235,474	6.695	397.09	604	74.5
7.001 - 8.000	327	74,941,882	26.96	229,180	7.627	408.44	595	76.7
8.001 - 9.000	398	78,526,885	28.25	197,304	8.567	403.14	585	77.8
9.001 - 10.000	274	50,584,927	18.20	184,617	9.532	393.66	584	83.1
Greater than 10.000	290	40,541,411	14.59	139,798	10.841	390.41	582	84.6
Total	1,430	277,965,720	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.576%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
August 2007	1	67,955	0.02	67,955	8.750	339.00	534	85.0
September 2007	1	193,764	0.07	193,764	8.500	358.00	547	89.8
October 2007	2	109,188	0.04	54,594	9.133	332.56	595	96.5
November 2007	17	4,095,329	1.47	240,902	7.541	360.00	563	80.1
December 2007	1	238,000	0.09	238,000	8.000	360.00	613	82.1
February 2008	2	370,639	0.13	185,319	7.835	345.00	552	86.3
March 2008	1	125,826	0.05	125,826	9.100	346.00	566	95.0
April 2008	1	195,872	0.07	195,872	7.625	347.00	520	60.3
May 2008	2	335,824	0.12	167,912	7.348	348.00	567	82.4
July 2008	2	276,942	0.10	138,471	8.500	436.99	565	87.5
August 2008	5	693,685	0.25	138,737	9.670	345.56	590	79.4
September 2008	1	148,179	0.05	148,179	9.750	352.00	532	85.0
October 2008	1	121,950	0.04	121,950	9.955	353.00	602	90.0
December 2008	1	250,000	0.09	250,000	7.600	355.00	561	53.5
January 2009	7	1,247,317	0.45	178,188	8.295	365.58	588	74.4
February 2009	3	804,753	0.29	268,251	7.988	402.64	566	74.7
March 2009	16	3,447,674	1.24	215,480	8.333	364.96	566	80.7
April 2009	43	8,674,531	3.12	201,733	8.284	372.84	596	81.3
May 2009	1,034	201,991,780	72.67	195,350	8.636	404.89	589	78.9
June 2009	193	35,944,689	12.93	186,242	8.734	400.08	594	79.2
October 2009	1	246,979	0.09	246,979	8.750	353.00	536	80.0
January 2010	1	164,534	0.06	164,534	7.800	356.00	563	85.9
February 2010	4	746,312	0.27	186,578	8.084	357.00	601	90.6
March 2010	4	1,027,467	0.37	256,867	8.507	358.00	618	88.0
April 2010	13	2,200,839	0.79	169,295	8.227	359.00	566	81.7
May 2010	39	7,017,575	2.52	179,938	8.171	410.90	601	77.3
June 2010	5	883,950	0.32	176,790	8.680	409.96	580	86.8
April 2012	2	442,319	0.16	221,159	7.639	359.00	606	60.9
May 2012	25	5,497,125	1.98	219,885	7.769	391.16	624	74.1
June 2012	2	404,725	0.15	202,363	8.533	360.00	561	78.3
Total	1,430	277,965,720	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is May 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	2,140	374,704,956	88.17	175,096	8.612	396.45	586	76.9
24	1	121,950	0.03	121,950	9.955	353.00	602	90.0
60	193	48,120,577	11.32	249,329	7.883	359.86	624	80.1
120	9	2,052,525	0.48	228,058	7.658	359.92	637	71.5
Total	2,343	425,000,008	100.00

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	6	2,184,369	0.43	364,062	9.271	360.00	607	77.2
2/28 6-month LIBOR	788	137,906,885	26.88	175,009	9.713	359.78	585	78.9
2/38 6-month LIBOR	271	66,800,620	13.02	246,497	9.233	479.98	582	77.4
2/28 6-month LIBOR - 120-month Interest Only	2	563,600	0.11	281,800	7.638	350.19	712	76.8
2/28 6-month LIBOR - 24-month Interest Only	1	215,100	0.04	215,100	8.900	345.00	634	90.0
2/28 6-month LIBOR - 60-month Interest Only	117	43,947,818	8.57	375,622	8.452	359.81	632	82.7
2/28 6-month LIBOR - 40/30-Year Balloon	17	5,006,879	0.98	294,522	8.316	358.59	572	71.7
2/28 6-month LIBOR - 50/30-Year Balloon	1	149,987	0.03	149,987	8.999	359.00	544	65.2
3/27 6-month LIBOR	29	5,466,568	1.07	188,502	9.254	358.43	585	71.6
3/37 6-month LIBOR	2	560,000	0.11	280,000	10.214	480.00	510	42.9
3/27 6-month LIBOR - 120-month Interest Only	4	1,280,148	0.25	320,037	6.080	356.42	667	80.0
3/27 6-month LIBOR - 60-month Interest Only	2	917,130	0.18	458,565	6.567	360.00	591	64.7
3/27 12-month LIBOR - 36-month Interest Only	1	400,000	0.08	400,000	6.500	351.00	621	26.7
3/27 6-month LIBOR - 40/30-Year Balloon	2	361,093	0.07	180,547	10.212	359.86	543	77.1
3/27 6-month LIBOR - 50/30-Year Balloon	6	1,327,900	0.26	221,317	7.931	359.00	601	68.6
5/25 6-month LIBOR	15	2,050,874	0.40	136,725	8.095	358.86	623	69.0
5/35 6-month LIBOR	9	2,423,286	0.47	269,254	7.507	479.68	607	68.7
5/25 6-month LIBOR - 120-month Interest Only	121	37,172,518	7.25	307,211	6.414	358.42	720	79.5
5/25 12-month LIBOR - 120-month Interest Only	14	5,468,867	1.07	390,633	6.576	359.11	716	80.7
5/25 12-month LIBOR - 60-month Interest Only	7	2,658,188	0.52	379,741	6.953	357.41	729	80.3
5/35 12-month LIBOR - 120-month Interest Only	3	1,202,380	0.23	400,793	6.941	478.58	720	80.0
10-Year Fixed	2	163,279	0.03	81,640	8.013	113.24	655	84.6
15-Year Fixed	50	6,697,663	1.31	133,953	8.070	174.54	601	64.9
15-Year Fixed - Credit Comeback	5	416,350	0.08	83,270	10.476	180.00	574	62.8
20-Year Fixed	19	2,472,134	0.48	130,112	8.398	239.56	585	62.3
25-Year Fixed	4	528,300	0.10	132,075	7.704	300.00	597	70.1
30-Year Fixed	661	113,715,163	22.17	172,035	8.428	358.57	594	73.3
30-Year Fixed - Credit Comeback	42	5,267,504	1.03	125,417	9.364	357.88	585	77.3
40-Year Fixed	209	46,528,820	9.07	222,626	7.981	479.75	591	75.5
40-Year Fixed - Credit Comeback	12	2,709,950	0.53	225,829	8.749	480.00	562	77.9
30-Year Fixed - 60-month Interest Only	38	11,549,867	2.25	303,944	7.383	359.54	623	76.3
30/15-Year Fixed Balloon	1	79,920	0.02	79,920	13.500	180.00	565	80.0
40/30-Year Fixed Balloon	14	4,414,406	0.86	315,315	8.285	359.46	615	71.9
50/30-Year Fixed Balloon	2	399,051	0.08	199,525	8.581	359.00	668	62.3
Total	2,477	513,006,618	100.00

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,133	247,077,925	48.16	218,074	8.787	359.41	619	79.1
ARM 480	285	70,986,286	13.84	249,075	9.143	479.94	584	76.9
Fixed 120	2	163,279	0.03	81,640	8.013	113.24	655	84.6
Fixed 180	56	7,193,933	1.40	128,463	8.270	174.92	599	64.9
Fixed 240	19	2,472,134	0.48	130,112	8.398	239.56	585	62.3
Fixed 300	4	528,300	0.10	132,075	7.704	300.00	597	70.1
Fixed 360	757	135,345,990	26.38	178,793	8.371	358.66	597	73.7
Fixed 480	221	49,238,770	9.60	222,800	8.024	479.76	590	75.7
Total	2,477	513,006,618	100.00

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	10	176,805	0.03	17,681	12.136	97.24	602	71.7
25,000.01 - 50,000.00	46	2,017,044	0.39	43,849	10.775	314.62	590	57.4
50,000.01 - 75,000.00	265	16,781,398	3.27	63,326	10.483	358.15	587	73.6
75,000.01 - 100,000.00	263	23,061,079	4.50	87,685	9.697	363.71	584	74.7
100,000.01 - 150,000.00	584	72,367,101	14.11	123,916	9.354	375.55	581	77.4
150,000.01 - 200,000.00	389	67,878,885	13.23	174,496	9.083	389.85	587	75.5
200,000.01 - 250,000.00	261	58,711,967	11.44	224,950	8.862	393.01	596	77.8
250,000.01 - 300,000.00	145	39,820,207	7.76	274,622	8.585	394.14	615	77.5
300,000.01 - 350,000.00	111	35,834,412	6.99	322,833	7.894	385.49	631	78.7
350,000.01 - 400,000.00	81	30,653,800	5.98	378,442	8.147	394.39	637	77.8
400,000.01 - 450,000.00	92	39,304,987	7.66	427,228	7.849	385.93	620	79.0
450,000.01 - 500,000.00	100	48,085,585	9.37	480,856	8.016	394.39	606	77.0
500,000.01 - 550,000.00	56	29,520,052	5.75	527,144	7.949	385.43	626	77.6
550,000.01 - 600,000.00	22	12,679,860	2.47	576,357	8.559	381.62	624	78.6
600,000.01 - 650,000.00	27	16,967,220	3.31	628,416	7.973	375.29	623	74.7
650,000.01 - 700,000.00	11	7,402,266	1.44	672,933	8.003	337.06	593	74.7
700,000.01 - 750,000.00	7	5,132,300	1.00	733,186	7.536	411.32	623	69.9
750,000.01 - 800,000.00	1	800,000	0.16	800,000	10.450	360.00	597	73.5
Greater than 900,000.00	6	5,811,649	1.13	968,608	7.501	360.00	636	65.4
Total	2,477	513,006,618	100.00

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	46	5,682,465	1.11	123,532	9.735	371.01	594	84.2
Alaska	2	323,650	0.06	161,825	9.881	360.00	519	83.3
Arizona	93	17,588,377	3.43	189,122	8.478	387.67	619	78.2
Arkansas	9	1,039,477	0.20	115,497	10.558	360.00	587	77.9
California	402	134,427,065	26.20	334,396	7.461	391.59	627	73.4
Colorado	28	6,254,211	1.22	223,365	8.927	389.63	602	85.2
Connecticut	42	8,904,381	1.74	212,009	8.779	389.74	587	74.0
Delaware	8	2,038,441	0.40	254,805	9.192	388.71	581	86.3
District of Columbia	7	2,590,503	0.50	370,072	7.935	369.20	634	69.8
Florida	302	58,463,055	11.40	193,586	8.779	385.62	602	74.8
Georgia	63	11,594,893	2.26	184,046	9.649	394.59	601	82.4
Hawaii	17	5,930,199	1.16	348,835	7.693	413.79	595	72.3
Idaho	20	3,196,319	0.62	159,816	8.674	397.34	581	66.7
Illinois	78	17,067,672	3.33	218,816	9.265	382.57	600	81.1
Indiana	27	3,228,971	0.63	119,592	10.141	358.58	594	82.0
Iowa	13	2,039,769	0.40	156,905	10.111	373.93	588	83.6
Kansas	9	984,850	0.19	109,428	10.436	378.86	633	85.0
Kentucky	21	2,939,716	0.57	139,986	9.554	371.62	599	82.2
Louisiana	48	5,702,536	1.11	118,803	10.070	348.36	588	81.7
Maine	11	1,586,999	0.31	144,273	8.251	378.90	595	76.2
Maryland	42	12,258,387	2.39	291,866	8.592	399.84	600	74.4
Massachusetts	28	7,244,369	1.41	258,727	9.375	401.91	585	72.0
Michigan	68	7,372,156	1.44	108,414	10.369	382.23	594	82.9
Minnesota	15	3,380,979	0.66	225,399	10.046	388.40	601	76.9
Mississippi	33	4,139,519	0.81	125,440	9.248	355.48	587	84.1
Missouri	71	8,676,574	1.69	122,205	9.746	382.01	586	82.8
Montana	7	1,241,600	0.24	177,371	9.713	360.00	598	82.9
Nebraska	8	625,476	0.12	78,185	10.003	375.35	579	82.0
Nevada	43	9,567,307	1.86	222,496	8.096	377.37	626	80.1
New Hampshire	15	3,130,288	0.61	208,686	8.513	379.72	567	71.7
New Jersey	71	20,036,222	3.91	282,200	9.172	391.48	589	74.9
New Mexico	15	2,281,209	0.44	152,081	9.890	394.22	605	78.5
New York	60	19,224,487	3.75	320,408	8.795	391.40	603	74.5
North Carolina	41	6,883,347	1.34	167,887	9.662	358.04	594	78.0
Ohio	35	4,644,287	0.91	132,694	9.485	367.13	578	77.8
Oklahoma	35	3,926,994	0.77	112,200	9.699	359.42	573	80.1
Oregon	22	5,555,821	1.08	252,537	8.458	362.29	606	76.2
Pennsylvania	108	17,693,270	3.45	163,827	9.209	376.22	589	79.4
Rhode Island	1	50,000	0.01	50,000	9.950	360.00	511	22.5
South Carolina	17	2,706,409	0.53	159,201	8.857	352.08	600	73.7
South Dakota	4	463,350	0.09	115,838	8.835	398.82	587	86.6
Tennessee	52	6,951,165	1.35	133,676	9.259	370.58	593	85.7
Texas	192	23,363,811	4.55	121,687	9.786	358.66	588	82.8
Utah	41	8,007,535	1.56	195,306	9.001	385.77	597	80.1
Vermont	8	2,200,696	0.43	275,087	9.018	321.36	586	65.9
Virginia	81	15,153,412	2.95	187,079	8.370	389.02	602	76.9
Washington	67	17,752,187	3.46	264,958	8.510	395.48	604	76.4
West Virginia	16	1,431,752	0.28	89,484	10.930	368.47	573	79.7
Wisconsin	30	4,631,303	0.90	154,377	9.323	359.09	593	79.1
Wyoming	5	829,157	0.16	165,831	8.469	316.78	600	81.5
Total	2,477	513,006,618	100.00

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	208	32,833,009	6.40	157,851	8.172	374.29	582	40.4
50.01 - 55.00	73	14,914,610	2.91	204,310	7.944	389.20	577	52.5
55.01 - 60.00	76	16,158,651	3.15	212,614	7.998	384.71	595	58.1
60.01 - 65.00	137	29,725,220	5.79	216,972	7.879	387.23	582	63.1
65.01 - 70.00	202	46,418,427	9.05	229,794	8.165	384.92	589	68.5
70.01 - 75.00	240	49,868,917	9.72	207,787	8.646	391.05	578	74.0
75.01 - 80.00	587	134,972,499	26.31	229,936	7.995	376.65	633	79.5
80.01 - 85.00	286	54,540,703	10.63	190,702	9.343	389.96	586	84.3
85.01 - 90.00	441	86,775,966	16.92	196,771	9.529	388.43	607	89.7
90.01 - 95.00	186	38,347,896	7.48	206,171	9.700	385.01	626	94.6
95.01 - 100.00	41	8,450,718	1.65	206,115	10.160	390.28	650	100.0
Total	2,477	513,006,618	100.00

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	206	32,478,615	6.33	157,663	8.188	374.67	581	40.4
50.01 - 55.00	73	14,554,005	2.84	199,370	7.874	389.44	577	52.2
55.01 - 60.00	75	15,763,651	3.07	210,182	8.036	385.32	595	58.2
60.01 - 65.00	137	29,755,932	5.80	217,197	7.880	387.29	582	63.1
65.01 - 70.00	200	46,326,236	9.03	231,631	8.187	385.09	588	68.3
70.01 - 75.00	231	48,494,311	9.45	209,932	8.676	391.45	575	73.8
75.01 - 80.00	418	83,286,362	16.23	199,250	8.794	385.52	584	79.2
80.01 - 85.00	286	54,754,703	10.67	191,450	9.323	390.61	586	84.3
85.01 - 90.00	449	88,542,264	17.26	197,199	9.497	388.05	608	89.3
90.01 - 95.00	204	42,963,719	8.37	210,606	9.385	381.84	636	93.0
95.01 - 100.00	198	56,086,820	10.93	283,267	7.223	366.34	703	82.9
Total	2,477	513,006,618	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.501 - 5.000	3	1,140,600	0.22	380,200	4.956	378.77	693	71.4
5.001 - 5.500	26	9,566,523	1.86	367,943	5.423	371.15	729	79.3
5.501 - 6.000	27	10,108,223	1.97	374,379	5.932	355.29	696	72.9
6.001 - 6.500	78	29,227,681	5.70	374,714	6.355	391.98	649	70.2
6.501 - 7.000	203	59,715,412	11.64	294,165	6.824	376.33	628	70.0
7.001 - 7.500	190	50,247,953	9.79	264,463	7.336	387.07	629	73.6
7.501 - 8.000	218	55,043,660	10.73	252,494	7.790	387.32	606	74.5
8.001 - 8.500	210	45,139,362	8.80	214,949	8.313	387.88	602	76.4
8.501 - 9.000	234	47,543,874	9.27	203,179	8.815	383.60	582	75.9
9.001 - 9.500	204	36,392,958	7.09	178,397	9.299	388.68	587	77.3
9.501 - 10.000	299	51,892,063	10.12	173,552	9.825	385.08	585	80.4
10.001 - 10.500	211	36,543,036	7.12	173,190	10.288	387.18	575	81.9
10.501 - 11.000	237	37,542,655	7.32	158,408	10.770	381.77	582	82.4
11.001 - 11.500	141	17,120,971	3.34	121,425	11.283	386.04	582	84.7
11.501 - 12.000	138	19,327,172	3.77	140,052	11.737	383.04	575	84.6
12.001 - 12.500	25	3,445,372	0.67	137,815	12.259	381.01	580	85.1
12.501 - 13.000	13	995,391	0.19	76,569	12.808	377.10	611	86.5
13.001 - 13.500	8	624,371	0.12	78,046	13.263	324.51	598	85.5
13.501 - 14.000	6	869,950	0.17	144,992	13.696	416.49	593	89.8
Greater than 14.000	6	519,390	0.10	86,565	14.534	330.09	560	83.7
Total	2,477	513,006,618	100.00

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,981	398,197,045	77.62	201,008	8.633	384.71	601	76.0
Planned Unit Development	273	71,435,965	13.92	261,670	8.342	382.08	624	80.5
Low-Rise Condominium	127	25,030,148	4.88	197,088	9.109	378.17	615	79.6
Two Family Home	57	12,889,649	2.51	226,134	9.490	391.47	605	77.2
Manufactured Housing(1)	19	1,810,704	0.35	95,300	9.558	378.73	602	61.4
Three Family Home	8	1,757,350	0.34	219,669	9.076	360.00	596	63.8
Four Family Home	9	1,545,757	0.30	171,751	8.662	405.09	632	74.3
High-Rise Condominium	3	340,000	0.07	113,333	10.012	360.00	590	70.9
Total	2,477	513,006,618	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,562	325,689,248	63.49	208,508	8.587	387.76	586	72.9
Purchase	722	151,463,570	29.52	209,783	8.899	378.26	643	85.0
Refinance - Rate/Term	193	35,853,801	6.99	185,771	8.069	376.06	614	76.9
Total	2,477	513,006,618	100.00

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	2,299	490,323,333	95.58	213,277	8.600	384.60	604	76.9
Investment Property	153	18,116,194	3.53	118,406	9.686	372.84	634	75.3
Second Home	25	4,567,092	0.89	182,684	9.057	378.98	613	63.1
Total	2,477	513,006,618	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	16	553,995	0.11	34,625	9.964	96.95	603	75.0
121 - 180	42	6,803,217	1.33	161,981	8.126	179.79	600	64.6
181 - 300	48	4,306,385	0.84	89,716	9.092	255.80	591	68.2
301 - 360	1,865	381,117,965	74.29	204,353	8.632	359.45	611	77.2
Greater than 360	506	120,225,056	23.44	237,599	8.684	479.87	586	76.4
Total	2,477	513,006,618	100.00

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,806	329,180,370	64.17	182,270	8.783	387.84	586	77.8
Stated Income	516	135,454,395	26.40	262,509	9.073	383.25	610	73.6
Reduced	107	33,105,644	6.45	309,399	6.357	362.42	727	78.7
No Ratio	34	11,451,465	2.23	336,808	6.814	359.82	702	78.4
Stated Income/Stated Asset	10	2,857,804	0.56	285,780	6.710	357.84	728	80.0
Full/Alternative	2	550,300	0.11	275,150	6.365	359.00	669	80.0
No Income/No Asset	2	406,640	0.08	203,320	6.449	353.59	744	95.0
Total	2,477	513,006,618	100.00

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	5	1,850,642	0.36	370,128	5.858	359.06	807	79.3
781 - 800	9	1,916,280	0.37	212,920	6.829	358.69	785	77.8
761 - 780	18	5,843,916	1.14	324,662	6.248	365.68	769	80.1
741 - 760	26	7,046,495	1.37	271,019	6.551	358.69	751	79.1
721 - 740	29	9,002,020	1.75	310,414	6.582	369.00	733	80.3
701 - 720	50	14,321,805	2.79	286,436	7.357	371.79	711	79.6
681 - 700	69	19,010,995	3.71	275,522	7.717	374.86	690	78.7
661 - 680	115	26,823,587	5.23	233,249	8.120	365.73	670	79.8
641 - 660	197	46,053,621	8.98	233,775	8.350	376.57	650	81.1
621 - 640	233	51,835,673	10.10	222,471	8.451	384.46	630	79.2
601 - 620	315	68,480,113	13.35	217,397	8.683	382.87	610	79.9
581 - 600	332	71,536,181	13.94	215,470	8.727	385.84	591	76.3
561 - 580	320	63,165,293	12.31	197,392	8.853	389.79	570	74.2
541 - 560	281	47,567,917	9.27	169,281	9.183	397.61	550	74.2
521 - 540	267	45,237,894	8.82	169,430	9.530	396.31	530	72.5
501 - 520	206	32,488,526	6.33	157,711	9.882	388.26	510	68.5
500 or Less	5	825,659	0.16	165,132	10.193	359.78	500	77.0
Total	2,477	513,006,618	100.00
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1,812	383,685,243	74.79	211,747	8.529	380.48	618	79.0
A-	187	41,638,076	8.12	222,664	8.673	390.70	578	72.8
B	249	49,025,641	9.56	196,890	9.002	394.57	562	70.5
C	189	32,954,751	6.42	174,364	9.253	398.54	558	68.2
C-	16	2,180,238	0.42	136,265	10.291	404.08	547	61.7
D	24	3,522,668	0.69	146,778	8.978	413.19	547	57.2
Total	2,477	513,006,618	100.00

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	667	144,458,831	28.16	216,580	8.984	377.77	616	76.9
6	1	374,400	0.07	374,400	7.625	359.00	619	80.0
12	121	37,040,614	7.22	306,121	8.822	379.92	621	77.0
13	1	447,440	0.09	447,440	8.075	356.00	557	80.0
24	724	148,035,327	28.86	204,469	9.084	393.65	590	79.3
30	1	224,978	0.04	224,978	8.625	359.00	540	68.6
36	183	41,799,423	8.15	228,412	7.952	368.37	638	74.5
60	779	140,625,605	27.41	180,521	7.991	386.66	596	74.5
Total	2,477	513,006,618	100.00

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	6	8	2,348,786	0.74	293,598	9.199	357.69	607	77.6
7 - 12	11	6	1,359,931	0.43	226,655	8.864	347.14	621	78.3
13 - 18	15	7	1,604,633	0.50	229,233	9.255	349.60	592	82.1
19 - 24	24	1,184	251,633,239	79.11	212,528	9.341	391.77	592	79.0
25 - 31	29	2	813,400	0.26	406,700	5.738	353.03	632	53.8
32 - 37	35	42	9,328,109	2.93	222,098	8.637	366.48	592	69.3
38 or Greater	59	169	50,976,114	16.03	301,634	6.592	367.06	711	78.8
Total		1,418	318,064,211	100.00

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000 or Less	1	79,200	0.02	79,200	12.250	480.00	594	80.0
2.001 - 3.000	142	45,588,301	14.33	321,044	6.457	361.35	723	79.5
3.001 - 4.000	12	2,523,227	0.79	210,269	7.478	375.05	649	74.1
4.001 - 5.000	47	8,763,249	2.76	186,452	8.718	367.02	611	77.9
5.001 - 6.000	148	29,344,558	9.23	198,274	9.094	394.93	588	73.1
6.001 - 7.000	925	201,004,481	63.20	217,302	9.292	392.08	592	79.1
7.001 - 8.000	132	29,279,319	9.21	221,813	9.537	384.98	592	79.9
8.001 - 9.000	11	1,481,876	0.47	134,716	10.559	356.08	595	83.9
Total	1,418	318,064,211	100.00
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 5.918%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
9.001 - 10.000	1	527,200	0.17	527,200	5.000	359.00	759	80.0
10.001 - 10.500	1	169,140	0.05	169,140	5.500	346.00	718	95.0
10.501 - 11.000	5	1,833,400	0.58	366,680	5.699	357.15	707	80.0
11.001 - 11.500	30	11,521,594	3.62	384,053	5.640	363.92	741	80.0
11.501 - 12.000	24	7,793,750	2.45	324,740	6.184	361.35	725	77.3
12.001 - 12.500	41	13,076,715	4.11	318,944	6.735	373.80	702	77.3
12.501 - 13.000	44	13,158,525	4.14	299,057	6.734	363.32	690	78.0
13.001 - 13.500	36	14,055,590	4.42	390,433	6.792	388.87	644	73.7
13.501 - 14.000	39	12,193,354	3.83	312,650	7.054	386.59	603	69.1
14.001 - 14.500	41	12,128,221	3.81	295,810	7.484	392.95	609	67.7
14.501 - 15.000	82	28,042,848	8.82	341,986	7.922	391.67	601	74.0
15.001 - 15.500	102	24,613,029	7.74	241,304	8.387	393.10	607	74.0
15.501 - 16.000	111	26,827,800	8.43	241,692	8.919	387.53	585	75.8
16.001 - 16.500	137	26,591,722	8.36	194,100	9.335	393.28	591	79.3
16.501 - 17.000	208	39,450,501	12.40	189,666	9.853	386.57	588	82.7
17.001 - 17.500	155	29,524,181	9.28	190,479	10.286	390.61	576	82.4
17.501 - 18.000	161	28,380,674	8.92	176,277	10.771	386.71	579	83.0
18.001 - 18.500	91	12,055,003	3.79	132,473	11.273	395.50	588	87.9
18.501 - 19.000	76	12,063,024	3.79	158,724	11.723	390.32	584	86.8
19.001 - 19.500	13	1,696,530	0.53	130,502	12.217	391.19	572	81.4
Greater than 19.500	20	2,361,411	0.74	118,071	13.490	395.84	602	88.0
Total	1,418	318,064,211	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.611%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	9	2,011,069	0.63	223,452	9.504	365.85	588	78.1
1.500	1,127	236,094,775	74.23	209,490	9.420	391.94	592	79.6
2.000	6	1,588,674	0.50	264,779	7.568	355.40	647	84.5
3.000	131	32,749,373	10.30	249,995	8.222	382.42	594	69.9
5.000	41	13,749,766	4.32	335,360	6.816	368.65	719	80.3
6.000	104	31,870,555	10.02	306,448	6.341	359.06	722	79.2
Total	1,418	318,064,211	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 2.256%.

Subsequent Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	134	33,396,852	10.50	249,230	8.238	373.92	608	71.9
1.500	1,154	242,862,073	76.36	210,452	9.375	392.14	593	79.4
2.000	130	41,805,287	13.14	321,579	6.413	362.34	722	79.6
Total	1,418	318,064,211	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.513%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	136	43,840,448	13.78	322,356	6.438	361.50	723	79.5
3.001 - 4.000	6	1,357,077	0.43	226,180	6.953	373.93	680	82.3
4.001 - 5.000	5	1,119,252	0.35	223,850	6.875	378.30	667	71.2
5.001 - 6.000	7	2,996,107	0.94	428,015	5.833	420.74	626	70.7
6.001 - 7.000	57	21,776,187	6.85	382,038	6.622	387.51	620	71.0
7.001 - 8.000	109	37,597,685	11.82	344,933	7.636	393.61	608	71.7
8.001 - 9.000	214	52,520,848	16.51	245,425	8.583	391.20	596	75.0
9.001 - 10.000	356	68,550,893	21.55	192,559	9.609	389.05	588	80.6
Greater than 10.000	528	88,305,712	27.76	167,246	10.900	389.32	580	84.0
Total	1,418	318,064,211	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.275%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
August 2007	1	38,792	0.01	38,792	13.050	285.00	529	92.7
September 2007	1	125,626	0.04	125,626	6.750	340.00	635	80.0
November 2007	4	1,276,119	0.40	319,030	10.109	360.00	636	81.9
December 2007	2	908,250	0.29	454,125	8.094	360.00	566	70.7
February 2008	1	215,100	0.07	215,100	8.900	345.00	634	90.0
April 2008	2	524,432	0.16	262,216	9.143	347.00	553	73.1
May 2008	3	620,398	0.20	206,799	8.615	348.00	675	78.7
June 2008	1	175,441	0.06	175,441	8.750	349.00	504	63.1
July 2008	3	699,900	0.22	233,300	9.466	350.00	602	83.9
August 2008	2	329,231	0.10	164,616	9.538	346.17	562	97.0
September 2008	1	400,060	0.13	400,060	8.875	352.00	636	75.0
January 2009	6	1,751,714	0.55	291,952	8.035	356.00	597	75.5
February 2009	3	846,328	0.27	282,109	8.694	357.15	572	66.3
March 2009	7	2,342,041	0.74	334,577	7.174	358.09	648	69.7
April 2009	38	8,682,505	2.73	228,487	9.035	380.33	580	72.3
May 2009	971	209,537,199	65.88	215,795	9.335	392.65	592	79.6
June 2009	159	28,473,451	8.95	179,078	9.754	394.76	588	78.0
August 2009	1	400,000	0.13	400,000	6.500	351.00	621	26.7
December 2009	1	413,400	0.13	413,400	5.000	355.00	643	80.0
January 2010	1	246,398	0.08	246,398	6.375	356.00	653	80.0
February 2010	3	1,072,710	0.34	357,570	7.620	357.00	617	77.9
March 2010	2	441,891	0.14	220,946	7.340	358.00	647	75.3
April 2010	10	1,688,254	0.53	168,825	8.381	359.00	589	68.6
May 2010	19	4,706,055	1.48	247,687	8.853	374.28	583	64.4
June 2010	7	1,172,800	0.37	167,543	10.033	360.00	573	77.4
March 2011	1	169,140	0.05	169,140	5.500	346.00	718	95.0
August 2011	1	43,157	0.01	43,157	8.500	351.00	739	70.0
October 2011	3	455,173	0.14	151,724	6.160	353.00	719	81.1
December 2011	4	905,548	0.28	226,387	7.314	355.00	716	79.1
January 2012	5	1,760,825	0.55	352,165	6.842	369.41	698	82.2
February 2012	8	2,353,829	0.74	294,229	6.691	357.00	721	80.0
March 2012	41	12,251,571	3.85	298,819	6.724	362.90	721	79.9
April 2012	80	26,297,003	8.27	328,713	6.286	362.21	725	79.9
May 2012	24	5,825,568	1.83	242,732	7.566	405.86	638	69.0
June 2012	2	914,300	0.29	457,150	6.263	360.00	633	77.1
Total	1,418	318,064,211	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is October 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	2,167	407,631,002	79.46	188,108	8.962	390.28	588	75.9
24	1	215,100	0.04	215,100	8.900	345.00	634	90.0
36	1	400,000	0.08	400,000	6.500	351.00	621	26.7
60	164	59,073,002	11.52	360,201	8.146	359.65	634	81.1
120	144	45,687,514	8.91	317,274	6.453	361.51	718	79.6
Total	2,477	513,006,618	100.00

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	25	6,711,462	0.72	268,458	8.148	359.94	579	79.5
2/28 6-month LIBOR	1,491	253,605,309	27.04	170,091	9.410	359.76	585	79.3
2/38 6-month LIBOR	679	156,211,569	16.65	230,061	8.776	479.96	579	77.3
2/28 6-month LIBOR - 120-month Interest Only	2	563,600	0.06	281,800	7.638	350.19	712	76.8
2/28 6-month LIBOR - 24-month Interest Only	2	337,050	0.04	168,525	9.282	347.89	622	90.0
2/28 6-month LIBOR - 60-month Interest Only	279	84,765,545	9.04	303,819	8.211	359.84	629	82.0
2/28 6-month LIBOR - 40/30-Year Balloon	48	11,794,926	1.26	245,728	8.279	359.00	573	74.5
2/28 6-month LIBOR - 50/30-Year Balloon	7	1,459,702	0.16	208,529	7.983	358.56	578	85.7
3/27 6-month LIBOR	63	10,492,693	1.12	166,551	9.084	357.58	588	76.2
3/37 6-month LIBOR	17	3,904,550	0.42	229,679	8.266	480.00	586	74.7
3/27 6-month LIBOR - 120-month Interest Only	4	1,280,148	0.14	320,037	6.080	356.42	667	80.0
3/27 6-month LIBOR - 60-month Interest Only	9	2,518,380	0.27	279,820	7.045	359.64	609	72.8
3/27 12-month LIBOR - 36-month Interest Only	1	400,000	0.04	400,000	6.500	351.00	621	26.7
3/27 6-month LIBOR - 40/30-Year Balloon	9	1,676,211	0.18	186,246	8.947	359.11	558	80.1
3/27 6-month LIBOR - 50/30-Year Balloon	14	2,988,504	0.32	213,465	7.787	358.88	595	76.1
5/25 6-month LIBOR	27	4,630,749	0.49	171,509	8.018	359.50	616	70.0
5/35 6-month LIBOR	16	3,850,736	0.41	240,671	7.586	479.80	609	73.4
5/25 6-month LIBOR - 120-month Interest Only	130	39,225,043	4.18	301,731	6.479	358.50	716	79.1
5/25 12-month LIBOR - 120-month Interest Only	14	5,468,867	0.58	390,633	6.576	359.11	716	80.7
5/25 12-month LIBOR - 60-month Interest Only	7	2,658,188	0.28	379,741	6.953	357.41	729	80.3
5/35 12-month LIBOR - 120-month Interest Only	3	1,202,380	0.13	400,793	6.941	478.58	720	80.0
5/25 6-month LIBOR - 40/30-Year Balloon	1	284,319	0.03	284,319	8.000	359.00	594	72.0
10-Year Fixed	3	213,279	0.02	71,093	8.303	114.82	638	78.4
15-Year Fixed	84	10,228,976	1.09	121,774	8.241	176.01	605	67.8
15-Year Fixed - Credit Comeback	6	505,150	0.05	84,192	10.260	180.00	581	65.8
20-Year Fixed	31	4,103,728	0.44	132,378	8.201	239.66	592	65.9
25-Year Fixed	8	1,005,400	0.11	125,675	8.314	300.00	584	75.0
30-Year Fixed	1,283	209,933,045	22.38	163,627	8.491	359.12	593	73.7
30-Year Fixed - Credit Comeback	69	8,747,396	0.93	126,774	9.347	358.55	586	77.4
40-Year Fixed	352	74,139,751	7.90	210,624	7.992	479.71	592	74.7
40-Year Fixed - Credit Comeback	15	3,140,450	0.33	209,363	8.806	480.00	567	76.7
30-Year Fixed - 60-month Interest Only	62	17,251,467	1.84	278,249	7.438	359.64	620	75.2
30/15-Year Fixed Balloon	2	148,170	0.02	74,085	11.883	180.00	559	77.7
40/30-Year Fixed Balloon	48	11,020,230	1.17	229,588	8.378	359.43	593	70.9
50/30-Year Fixed Balloon	9	1,539,652	0.16	171,072	8.259	358.85	629	75.9
Total	4,820	938,006,626	100.00

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	2,133	430,860,695	45.93	201,998	8.735	359.51	609	79.4
ARM 480	715	165,169,236	17.61	231,006	8.723	479.95	581	77.1
Fixed 120	3	213,279	0.02	71,093	8.303	114.82	638	78.4
Fixed 180	92	10,882,296	1.16	118,286	8.384	176.25	604	67.8
Fixed 240	31	4,103,728	0.44	132,378	8.201	239.66	592	65.9
Fixed 300	8	1,005,400	0.11	125,675	8.314	300.00	584	75.0
Fixed 360	1,471	248,491,790	26.49	168,927	8.442	359.15	595	73.8
Fixed 480	367	77,280,201	8.24	210,573	8.025	479.72	591	74.8
Total	4,820	938,006,626	100.00

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	13	233,607	0.02	17,970	12.325	107.98	595	69.6
25,000.01 - 50,000.00	61	2,744,359	0.29	44,989	10.563	316.80	586	60.4
50,000.01 - 75,000.00	435	27,539,643	2.94	63,310	10.388	359.90	588	75.3
75,000.01 - 100,000.00	535	47,056,422	5.02	87,956	9.572	365.90	585	76.2
100,000.01 - 150,000.00	1,203	149,927,633	15.98	124,628	9.113	377.32	585	77.6
150,000.01 - 200,000.00	833	144,973,032	15.46	174,037	8.828	389.72	589	76.7
200,000.01 - 250,000.00	544	121,866,624	12.99	224,020	8.593	396.86	593	77.1
250,000.01 - 300,000.00	377	103,339,830	11.02	274,111	8.310	398.57	603	77.0
300,000.01 - 350,000.00	275	89,042,155	9.49	323,790	8.088	396.98	604	77.3
350,000.01 - 400,000.00	183	68,978,483	7.35	376,932	8.112	394.01	614	77.7
400,000.01 - 450,000.00	123	52,107,164	5.56	423,635	7.887	391.79	617	78.6
450,000.01 - 500,000.00	108	51,884,325	5.53	480,410	8.050	396.24	606	76.7
500,000.01 - 550,000.00	56	29,520,052	3.15	527,144	7.949	385.43	626	77.6
550,000.01 - 600,000.00	22	12,679,860	1.35	576,357	8.559	381.62	624	78.6
600,000.01 - 650,000.00	27	16,967,220	1.81	628,416	7.973	375.29	623	74.7
650,000.01 - 700,000.00	11	7,402,266	0.79	672,933	8.003	337.06	593	74.7
700,000.01 - 750,000.00	7	5,132,300	0.55	733,186	7.536	411.32	623	69.9
750,000.01 - 800,000.00	1	800,000	0.09	800,000	10.450	360.00	597	73.5
Greater than 900,000.00	6	5,811,649	0.62	968,608	7.501	360.00	636	65.4
Total	4,820	938,006,626	100.00

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	84	10,169,351	1.08	121,064	9.591	368.51	594	84.2
Alaska	16	2,796,399	0.30	174,775	9.495	392.44	552	80.3
Arizona	170	31,907,414	3.40	187,691	8.469	392.09	606	78.3
Arkansas	20	2,206,927	0.24	110,346	9.983	348.77	597	81.5
California	654	203,051,694	21.65	310,477	7.571	399.90	616	72.7
Colorado	52	10,889,757	1.16	209,418	8.815	380.11	601	82.4
Connecticut	82	17,795,885	1.90	217,023	8.582	397.08	595	76.7
Delaware	10	2,449,441	0.26	244,944	9.240	383.89	576	85.6
District of Columbia	14	4,347,303	0.46	310,522	7.768	397.20	613	69.5
Florida	599	110,590,847	11.79	184,626	8.675	391.47	594	75.3
Georgia	171	27,617,020	2.94	161,503	9.336	381.42	601	83.5
Hawaii	31	9,852,439	1.05	317,821	7.818	413.52	597	71.2
Idaho	34	5,370,869	0.57	157,967	8.591	386.48	594	72.8
Illinois	189	37,291,544	3.98	197,310	9.100	380.40	596	80.5
Indiana	51	5,904,110	0.63	115,767	9.700	362.47	602	83.5
Iowa	28	3,682,284	0.39	131,510	9.771	376.48	597	86.2
Kansas	21	2,566,210	0.27	122,200	9.829	384.91	610	78.5
Kentucky	37	4,887,562	0.52	132,096	9.489	370.28	597	84.0
Louisiana	72	8,680,833	0.93	120,567	9.802	354.49	590	82.2
Maine	25	3,593,067	0.38	143,723	7.927	366.60	593	76.8
Maryland	131	31,081,436	3.31	237,263	8.503	395.83	591	74.9
Massachusetts	77	19,840,312	2.12	257,666	8.563	385.52	587	73.8
Michigan	123	13,592,020	1.45	110,504	9.977	379.51	592	82.6
Minnesota	40	7,477,299	0.80	186,932	9.230	380.12	601	77.9
Mississippi	52	7,006,289	0.75	134,736	9.090	356.28	583	84.5
Missouri	117	13,929,800	1.49	119,058	9.774	378.95	584	82.6
Montana	16	2,900,322	0.31	181,270	8.898	386.24	602	81.0
Nebraska	8	625,476	0.07	78,185	10.003	375.35	579	82.0
Nevada	72	15,546,154	1.66	215,919	8.069	383.22	615	80.6
New Hampshire	23	4,499,684	0.48	195,638	8.330	389.18	571	74.3
New Jersey	162	41,465,703	4.42	255,961	8.800	393.78	585	74.9
New Mexico	42	6,550,822	0.70	155,972	9.401	387.61	595	77.8
New York	151	44,167,759	4.71	292,502	8.387	398.62	592	72.4
North Carolina	109	16,177,383	1.72	148,416	9.653	371.07	589	80.7
North Dakota	2	127,000	0.01	63,500	9.084	360.00	607	77.0
Ohio	62	7,730,911	0.82	124,692	9.602	370.65	584	79.7
Oklahoma	52	5,550,179	0.59	106,734	9.717	366.94	579	81.9
Oregon	67	14,484,641	1.54	216,189	8.335	392.49	600	77.2
Pennsylvania	165	25,394,582	2.71	153,907	9.176	376.87	588	79.5
Rhode Island	6	1,103,700	0.12	183,950	8.197	413.24	582	73.7
South Carolina	50	7,890,504	0.84	157,810	9.007	362.18	591	78.3
South Dakota	6	682,219	0.07	113,703	9.192	385.89	576	87.3
Tennessee	85	11,531,100	1.23	135,660	9.154	378.54	592	85.3
Texas	388	45,221,813	4.82	116,551	9.406	355.43	589	80.4
Utah	72	13,797,993	1.47	191,639	8.691	390.94	598	81.1
Vermont	18	3,704,305	0.39	205,795	8.873	339.73	593	69.8
Virginia	151	27,734,526	2.96	183,672	8.320	393.71	597	78.1
Washington	123	30,684,544	3.27	249,468	8.362	400.24	600	78.6
West Virginia	26	2,472,167	0.26	95,083	10.277	369.37	577	78.2
Wisconsin	53	7,395,867	0.79	139,545	9.516	365.34	586	80.1
Wyoming	11	1,989,161	0.21	180,833	8.728	344.01	576	84.8
Total	4,820	938,006,626	100.00

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	314	48,061,069	5.12	153,061	8.063	379.92	582	41.2
50.01 - 55.00	132	26,408,786	2.82	200,067	7.793	389.78	586	52.6
55.01 - 60.00	163	33,928,447	3.62	208,150	7.926	390.31	588	58.0
60.01 - 65.00	295	60,146,054	6.41	203,885	7.926	392.32	583	63.2
65.01 - 70.00	416	88,441,814	9.43	212,601	8.157	385.90	587	68.6
70.01 - 75.00	540	108,552,599	11.57	201,023	8.542	393.96	578	74.0
75.01 - 80.00	1,061	214,365,170	22.85	202,041	8.202	382.77	616	79.4
80.01 - 85.00	589	114,782,354	12.24	194,877	9.015	392.81	589	84.4
85.01 - 90.00	891	167,279,155	17.83	187,743	9.253	389.48	605	89.6
90.01 - 95.00	355	64,647,751	6.89	182,106	9.518	381.69	622	94.6
95.01 - 100.00	64	11,393,426	1.21	178,022	9.963	391.53	647	99.9
Total	4,820	938,006,626	100.00

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	312	47,706,674	5.09	152,906	8.073	380.21	582	41.2
50.01 - 55.00	132	26,048,181	2.78	197,335	7.752	389.92	587	52.4
55.01 - 60.00	158	32,762,747	3.49	207,359	7.960	390.79	586	58.0
60.01 - 65.00	293	59,945,144	6.39	204,591	7.924	392.48	583	63.2
65.01 - 70.00	414	88,349,622	9.42	213,405	8.168	385.99	586	68.5
70.01 - 75.00	530	106,958,943	11.40	201,809	8.556	394.26	576	73.9
75.01 - 80.00	884	161,194,708	17.18	182,347	8.687	389.31	584	79.2
80.01 - 85.00	591	115,262,804	12.29	195,030	9.002	393.21	589	84.3
85.01 - 90.00	900	169,330,341	18.05	188,145	9.240	389.32	606	89.4
90.01 - 95.00	376	70,025,996	7.47	186,239	9.314	379.73	628	93.3
95.01 - 100.00	230	60,421,465	6.44	262,702	7.328	367.89	698	83.6
Total	4,820	938,006,626	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.501 - 5.000	3	1,140,600	0.12	380,200	4.956	378.77	693	71.4
5.001 - 5.500	34	11,851,208	1.26	348,565	5.425	376.28	711	78.9
5.501 - 6.000	43	13,599,473	1.45	316,267	5.926	367.70	673	72.0
6.001 - 6.500	129	42,607,797	4.54	330,293	6.368	394.52	639	70.2
6.501 - 7.000	363	95,688,722	10.20	263,605	6.828	382.07	622	70.3
7.001 - 7.500	410	99,848,040	10.64	243,532	7.345	395.87	613	73.1
7.501 - 8.000	564	125,849,399	13.42	223,137	7.801	390.12	600	75.0
8.001 - 8.500	522	101,229,203	10.79	193,926	8.318	390.40	597	76.3
8.501 - 9.000	578	108,617,927	11.58	187,920	8.811	389.82	582	77.2
9.001 - 9.500	420	73,970,528	7.89	176,120	9.298	386.60	586	79.8
9.501 - 10.000	532	89,848,565	9.58	168,888	9.813	386.47	581	80.6
10.001 - 10.500	355	58,578,941	6.25	165,011	10.293	386.23	579	82.8
10.501 - 11.000	377	55,985,615	5.97	148,503	10.772	381.68	579	82.6
11.001 - 11.500	217	25,308,213	2.70	116,628	11.270	387.10	575	84.1
11.501 - 12.000	183	24,161,114	2.58	132,028	11.737	381.95	574	85.1
12.001 - 12.500	45	5,948,102	0.63	132,180	12.249	378.17	565	84.0
12.501 - 13.000	20	1,480,560	0.16	74,028	12.769	370.68	610	88.1
13.001 - 13.500	9	695,146	0.07	77,238	13.272	328.12	597	86.5
13.501 - 14.000	8	1,005,900	0.11	125,738	13.680	408.85	590	89.2
Greater than 14.000	8	591,571	0.06	73,946	14.650	326.25	568	84.8
Total	4,820	938,006,626	100.00

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	3,917	737,590,918	78.63	188,305	8.588	388.33	596	76.7
Planned Unit Development	516	119,471,762	12.74	231,534	8.418	384.20	612	79.7
Low-Rise Condominium	212	40,980,311	4.37	193,303	8.806	384.33	610	78.2
Two Family Home	117	29,792,725	3.18	254,639	8.902	392.88	597	75.3
Three Family Home	20	4,806,050	0.51	240,303	8.662	383.56	603	65.5
Four Family Home	14	2,780,656	0.30	198,618	8.935	405.06	629	69.8
Manufactured Housing(1)	19	1,810,704	0.19	95,300	9.558	378.73	602	61.4
High-Rise Condominium	5	773,500	0.08	154,700	9.179	360.00	616	70.7
Total	4,820	938,006,626	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	3,380	677,002,301	72.17	200,297	8.504	389.95	587	74.4
Purchase	1,030	186,179,830	19.85	180,757	9.089	379.59	636	85.4
Refinance - Rate/Term	410	74,824,494	7.98	182,499	8.123	388.22	607	78.9
Total	4,820	938,006,626	100.00

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	4,527	897,049,192	95.63	198,155	8.557	388.07	597	77.1
Investment Property	247	32,693,234	3.49	132,361	9.332	382.45	629	76.1
Second Home	46	8,264,199	0.88	179,657	9.170	375.08	611	69.2
Total	4,820	938,006,626	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	19	645,443	0.07	33,971	10.096	98.27	601	72.7
121 - 180	76	10,450,132	1.11	137,502	8.277	179.81	604	67.7
181 - 300	65	6,430,432	0.69	98,930	8.792	255.08	592	69.9
301 - 360	3,578	678,031,181	72.28	189,500	8.623	359.55	604	77.4
Greater than 360	1,082	242,449,437	25.85	224,075	8.500	479.88	584	76.4
Total	4,820	938,006,626	100.00

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	3,402	603,655,384	64.36	177,441	8.556	389.75	587	78.6
Stated Income	1,263	285,979,389	30.49	226,429	9.016	388.00	603	73.2
Reduced	107	33,105,644	3.53	309,399	6.357	362.42	727	78.7
No Ratio	34	11,451,465	1.22	336,808	6.814	359.82	702	78.4
Stated Income/Stated Asset....	10	2,857,804	0.30	285,780	6.710	357.84	728	80.0
Full/Alternative	2	550,300	0.06	275,150	6.365	359.00	669	80.0
No Income/No Asset	2	406,640	0.04	203,320	6.449	353.59	744	95.0
Total	4,820	938,006,626	100.00

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	5	1,850,642	0.20	370,128	5.858	359.06	807	79.3
781 - 800	9	1,916,280	0.20	212,920	6.829	358.69	785	77.8
761 - 780	19	5,944,716	0.63	312,880	6.326	365.58	769	80.2
741 - 760	28	7,457,995	0.80	266,357	6.698	363.33	751	79.2
721 - 740	30	9,087,520	0.97	302,917	6.615	368.91	733	80.4
701 - 720	69	18,236,355	1.94	264,295	7.479	372.41	710	77.8
681 - 700	109	26,211,864	2.79	240,476	7.599	377.04	690	78.5
661 - 680	198	41,094,215	4.38	207,547	8.115	366.51	669	79.3
641 - 660	372	80,595,999	8.59	216,656	8.222	378.64	649	81.3
621 - 640	504	104,038,915	11.09	206,426	8.374	384.66	630	78.9
601 - 620	668	133,268,239	14.21	199,503	8.521	386.23	610	79.5
581 - 600	710	141,061,853	15.04	198,679	8.647	389.07	591	77.4
561 - 580	671	125,816,488	13.41	187,506	8.687	394.94	570	75.3
541 - 560	585	99,223,661	10.58	169,613	8.986	397.46	551	74.9
521 - 540	491	84,578,535	9.02	172,258	9.329	399.65	530	73.7
501 - 520	342	55,644,653	5.93	162,704	9.602	392.00	511	68.6
500 or Less	10	1,978,695	0.21	197,870	9.865	384.68	500	68.0
Total	4,820	938,006,626	100.00
____________
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	3,623	703,445,503	74.99	194,161	8.534	384.86	609	78.9
A-	372	81,528,102	8.69	219,162	8.573	391.09	577	74.2
B	464	91,114,048	9.71	196,366	8.730	399.86	566	71.4
C	298	52,418,796	5.59	175,902	9.039	397.25	560	68.1
C-	29	4,529,354	0.48	156,185	9.252	397.53	560	63.7
D	34	4,970,823	0.53	146,201	8.896	411.96	548	58.0
Total	4,820	938,006,626	100.00

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,570	295,275,197	31.48	188,073	8.903	380.67	603	77.3
6	1	374,400	0.04	374,400	7.625	359.00	619	80.0
12	245	69,099,649	7.37	282,039	8.534	388.95	607	75.1
13	2	615,204	0.07	307,602	7.997	356.55	566	80.0
24	1,693	332,024,777	35.40	196,116	8.725	397.99	590	79.1
30	1	224,978	0.02	224,978	8.625	359.00	540	68.6
36	529	99,766,816	10.64	188,595	8.100	375.75	613	73.6
60	779	140,625,605	14.99	180,521	7.991	386.66	596	74.5
Total	4,820	938,006,626	100.00

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	6	30	7,053,022	1.18	235,101	8.171	358.55	579	79.9
7 - 12	11	12	2,388,092	0.40	199,008	8.402	346.86	592	79.5
13 - 18	15	16	2,845,388	0.48	177,837	9.338	357.39	586	82.5
19 - 24	24	2,481	503,993,982	84.56	203,141	8.984	397.05	591	79.0
25 - 31	29	3	1,060,379	0.18	353,460	6.439	353.03	610	59.9
32 - 37	35	108	21,368,785	3.59	197,859	8.412	381.27	593	75.7
38 or Greater	59	198	57,320,282	9.62	289,496	6.726	369.26	701	78.2
Total		2,848	596,029,931	100.00

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000 or Less	1	79,200	0.01	79,200	12.250	480.00	594	80.0
2.001 - 3.000	147	46,598,651	7.82	316,998	6.480	362.05	720	79.6
3.001 - 4.000	22	4,177,525	0.70	189,887	8.059	379.60	619	79.3
4.001 - 5.000	86	16,204,888	2.72	188,429	8.558	371.35	598	76.9
5.001 - 6.000	303	60,645,208	10.17	200,149	8.676	393.67	586	74.9
6.001 - 7.000	2,009	409,719,435	68.74	203,942	8.960	398.29	591	79.2
7.001 - 8.000	251	53,809,233	9.03	214,379	9.062	386.30	593	79.7
8.001 - 9.000	28	4,735,017	0.79	169,108	9.192	377.74	591	83.2
9.001 - 10.000	1	60,775	0.01	60,775	11.200	360.00	592	85.0
Total	2,848	596,029,931	100.00
____________
(1) The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.186%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
9.001 - 10.000	1	527,200	0.09	527,200	5.000	359.00	759	80.0
10.001 - 10.500	1	169,140	0.03	169,140	5.500	346.00	718	95.0
10.501 - 11.000	5	1,833,400	0.31	366,680	5.699	357.15	707	80.0
11.001 - 11.500	30	11,521,594	1.93	384,053	5.640	363.92	741	80.0
11.501 - 12.000	24	7,793,750	1.31	324,740	6.184	361.35	725	77.3
12.001 - 12.500	49	15,361,400	2.58	313,498	6.542	377.37	692	77.4
12.501 - 13.000	69	18,845,560	3.16	273,124	6.610	370.26	665	75.7
13.001 - 13.500	81	25,930,753	4.35	320,133	6.735	390.37	628	74.6
13.501 - 14.000	144	35,260,638	5.92	244,866	7.072	391.94	598	72.8
14.001 - 14.500	175	42,432,213	7.12	242,470	7.477	411.57	597	73.4
14.501 - 15.000	277	71,731,809	12.03	258,960	7.924	400.41	597	76.2
15.001 - 15.500	286	60,670,688	10.18	212,135	8.376	397.20	598	75.6
15.501 - 16.000	303	63,747,891	10.70	210,389	8.867	397.79	583	77.8
16.001 - 16.500	266	51,415,276	8.63	193,291	9.319	392.54	588	81.8
16.501 - 17.000	335	62,635,114	10.51	186,970	9.834	390.75	586	82.4
17.001 - 17.500	252	45,171,684	7.58	179,253	10.295	390.96	582	83.4
17.501 - 18.000	251	41,405,648	6.95	164,963	10.770	388.14	580	83.2
18.001 - 18.500	136	17,127,785	2.87	125,940	11.264	397.29	582	86.6
18.501 - 19.000	107	15,762,093	2.64	147,309	11.726	388.66	582	87.1
19.001 - 19.500	30	3,950,830	0.66	131,694	12.231	382.43	558	82.3
Greater than 19.500	26	2,735,465	0.46	105,210	13.436	390.50	600	88.0
Total	2,848	596,029,931	100.00
____________
(1) The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.554%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	29	6,320,912	1.06	217,962	8.311	364.11	570	80.2
1.500	2,335	468,631,606	78.63	200,699	9.049	398.37	591	79.6
2.000	6	1,588,674	0.27	264,779	7.568	355.40	647	84.5
2.950	1	99,533	0.02	99,533	9.425	476.00	570	95.0
3.000	332	73,768,886	12.38	222,195	8.168	380.32	593	73.2
5.000	41	13,749,766	2.31	335,360	6.816	368.65	719	80.3
6.000	104	31,870,555	5.35	306,448	6.341	359.06	722	79.2
Total	2,848	596,029,931	100.00
____________
(1) The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 2.003%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	323	71,860,692	12.06	222,479	8.166	375.33	595	74.2
1.500	2,394	482,249,022	80.91	201,441	9.017	398.16	592	79.4
2.000	131	41,920,218	7.03	320,002	6.419	362.33	722	79.5
Total	2,848	596,029,931	100.00
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.475%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	136	43,840,448	7.36	322,356	6.438	361.50	723	79.5
3.001 - 4.000	6	1,357,077	0.23	226,180	6.953	373.93	680	82.3
4.001 - 5.000	5	1,119,252	0.19	223,850	6.875	378.30	667	71.2
5.001 - 6.000	29	8,345,367	1.40	287,771	5.749	410.41	620	71.8
6.001 - 7.000	176	49,797,542	8.35	282,941	6.664	392.90	611	73.0
7.001 - 8.000	436	112,539,567	18.88	258,118	7.630	403.48	599	75.0
8.001 - 9.000	612	131,047,734	21.99	214,130	8.574	398.35	590	76.7
9.001 - 10.000	630	119,135,820	19.99	189,104	9.577	391.01	586	81.6
Greater than 10.000	818	128,847,123	21.62	157,515	10.881	389.66	581	84.1
Total	2,848	596,029,931	100.00
____________
(1) The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.416%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
August 2007	2	106,746	0.02	53,373	10.313	319.38	532	87.8
September 2007	2	319,390	0.05	159,695	7.812	350.92	582	86.0
October 2007	2	109,188	0.02	54,594	9.133	332.56	595	96.5
November 2007	21	5,371,448	0.90	255,783	8.151	360.00	581	80.5
December 2007	3	1,146,250	0.19	382,083	8.074	360.00	576	73.1
February 2008	3	585,739	0.10	195,246	8.226	345.00	582	87.7
March 2008	1	125,826	0.02	125,826	9.100	346.00	566	95.0
April 2008	3	720,304	0.12	240,101	8.730	347.00	544	69.6
May 2008	5	956,223	0.16	191,245	8.170	348.00	637	80.0
June 2008	1	175,441	0.03	175,441	8.750	349.00	504	63.1
July 2008	5	976,842	0.16	195,368	9.192	374.66	592	85.0
August 2008	7	1,022,916	0.17	146,131	9.627	345.76	581	85.1
September 2008	2	548,239	0.09	274,120	9.111	352.00	608	77.7
October 2008	1	121,950	0.02	121,950	9.955	353.00	602	90.0
December 2008	1	250,000	0.04	250,000	7.600	355.00	561	53.5
January 2009	13	2,999,031	0.50	230,695	8.143	359.98	593	75.0
February 2009	6	1,651,081	0.28	275,180	8.350	379.32	569	70.4
March 2009	23	5,789,715	0.97	251,727	7.864	362.18	599	76.3
April 2009	81	17,357,036	2.91	214,284	8.659	376.58	588	76.8
May 2009	2,005	411,528,979	69.05	205,251	8.992	398.66	591	79.3
June 2009	352	64,418,140	10.81	183,006	9.185	397.73	591	78.7
August 2009	1	400,000	0.07	400,000	6.500	351.00	621	26.7
October 2009	1	246,979	0.04	246,979	8.750	353.00	536	80.0
December 2009	1	413,400	0.07	413,400	5.000	355.00	643	80.0
January 2010	2	410,932	0.07	205,466	6.946	356.00	617	82.4
February 2010	7	1,819,022	0.31	259,860	7.811	357.00	611	83.1
March 2010	6	1,469,358	0.25	244,893	8.156	358.00	627	84.2
April 2010	23	3,889,093	0.65	169,091	8.294	359.00	576	76.0
May 2010	58	11,723,630	1.97	202,132	8.445	396.20	594	72.1
June 2010	12	2,056,750	0.35	171,396	9.451	381.47	576	81.5
March 2011	1	169,140	0.03	169,140	5.500	346.00	718	95.0
August 2011	1	43,157	0.01	43,157	8.500	351.00	739	70.0
October 2011	3	455,173	0.08	151,724	6.160	353.00	719	81.1
December 2011	4	905,548	0.15	226,387	7.314	355.00	716	79.1
January 2012	5	1,760,825	0.30	352,165	6.842	369.41	698	82.2
February 2012	8	2,353,829	0.39	294,229	6.691	357.00	721	80.0
March 2012	41	12,251,571	2.06	298,819	6.724	362.90	721	79.9
April 2012	82	26,739,322	4.49	326,089	6.309	362.15	723	79.6
May 2012	49	11,322,693	1.90	231,075	7.665	398.72	631	71.5
June 2012	4	1,319,025	0.22	329,756	6.959	360.00	611	77.5
Total	2,848	596,029,931	100.00
____________
(1) The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is August 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	4,307	782,335,957	83.40	181,643	8.795	393.24	587	76.3
24	2	337,050	0.04	168,525	9.282	347.89	622	90.0
36	1	400,000	0.04	400,000	6.500	351.00	621	26.7
60	357	107,193,579	11.43	300,262	8.028	359.74	629	80.6
120	153	47,740,039	5.09	312,026	6.505	361.44	715	79.3
Total	4,820	938,006,626	100.00